Exhibit 2.11

MALLESONS STEPHEN JAQUES

EXECUTION COPY

Note Deed Poll

Dated 2 June 2006

In relation to the Debt Issuance Programme of AB Svensk Exportkredit (publ) (Swedish Export Credit Corporation)

Mallesons Stephen Jaques

6th Floor
Alder Castle
10 Noble Street
London EC2V 7JX
England

Note Deed Poll

Contents

General terms		2

1	The Notes	2

1.1	Creation of Notes	2
1.2	Undertaking to pay	2
1.3	Appointment of Registrar	2

2	Rights and obligations of Note Holders	2

2.1	Benefit and entitlement	2
2.2	Rights independent	2
2.3	Note Holders bound	2
2.4	Directions to hold Note Deed Poll	2

3	Governing law, jurisdiction and service of process	3

3.1	Governing law	3
3.2	Jurisdiction	3
3.3	Serving documents	3

4	Interpretation	3

4.1	Incorporation of other defined terms	3
4.2	Definitions	3
4.3	References to certain general terms	4
4.4	References to principal and interest	4
4.5	Number	4
4.6	Headings	5

Schedule 1 - STN Conditions		6

Schedule 2 - MTN Conditions		21

Schedule 3 - Meetings Provisions		59

Signing page		71

© Mallesons Stephen Jaques

i

Note Deed Poll

Interpretation – Definitions are at the end of this deed before the schedules.

Parties	Issuer as described below.

Issuer	Name	AB Svensk Exportkredit (publ) (Swedish Export Credit Corporation)

	Incorporated in	Kingdom of Sweden

	Address	Västra Trädgardsgåtan 11B
P.O.Box 16368
SE-103 27 Stockholm
SWEDEN

	Telephone	+46 8 613 8300

	Fax	+46 8 411 48 13

	Email	ltm@sek.se
ba@sek.se

	Attention	Legal and Transaction Management, with a copy to Business Administration

Beneficiaries	Each person who is from time to time a Note Holder.

Recitals	A	The Issuer proposes to issue Notes from time to time.

	B	The Notes will be issued in registered form by entry in the Register.

Governing law	New South Wales

Date of deed poll	2 June 2006

General terms

1                                         The Notes

1.1                               Creation of Notes

The obligations of the Issuer under the Notes are constituted by, and owing under, this deed poll.

1.2                               Undertaking to pay

The Issuer undertakes with each Note Holder:

(a)                                  to pay, in respect of each Note issued by it and held by the Note Holder, principal, any interest (if applicable) and any other amounts payable in accordance with the Conditions; and

(b)                                 otherwise to comply with the Conditions of that Note.

1.3                               Appointment of Registrar

The Issuer agrees to appoint the Registrar under an Agency Agreement and to ensure that the Registrar establishes and maintains during the term of the appointment a Register in Sydney (or any other place in New South Wales as the Issuer and the Registrar may agree).

2                                         Rights and obligations of Note Holders

2.1                               Benefit and entitlement

This deed is executed as a deed poll. Accordingly, each Note Holder has the benefit of, and is entitled to enforce, this deed even though it is not a party to, or is not in existence at the time of execution and delivery of, this deed.

2.2                               Rights independent

Each Note Holder may enforce its rights under this deed independently from each other Note Holder.

2.3                               Note Holders bound

The Notes are issued on the condition that each Note Holder (and any person claiming through or under a Note Holder) is taken to have notice of and be bound by this deed, the Information Memorandum and the Conditions.

2.4                               Directions to hold Note Deed Poll

Each Note Holder is taken to have irrevocably:

(a)                                  instructed the Issuer that this deed is to be delivered to and held by the Registrar; and

(b)                                 appointed and authorised the Registrar to hold this deed in Sydney, New South Wales (or any other place in New South Wales as the Issuer and Registrar may agree) on its behalf.

3                                         Governing law, jurisdiction and service of process

3.1                               Governing law

This deed is governed by the law in force in the place specified in the Details and each party submits to the non-exclusive jurisdiction of the Courts in that place.

3.2                               Jurisdiction

The Issuer submits, and each Note Holder is taken to have submitted, to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. The Issuer waives any right it has to object to an action being brought in those courts including by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

3.3                               Serving documents

Conditions 14.3 (“Serving documents”) and 14.4 (“Appointment of process agent”) of the STN Conditions and Conditions 21.3 (“Serving documents”) and 21.4 (Appointment of process agent”) of the MTN Conditions apply to this deed as if they were fully set out in this deed.

4                                         Interpretation

4.1                               Incorporation of other defined terms

Terms which are defined in the Conditions have the same meaning when used in this deed unless the same term is also defined in this deed, in which case the definition in this deed prevails.

4.2                               Definitions

These meanings apply unless the contrary intention appears:

Conditions means the conditions applicable to a Note as set out in schedule 1 (“STN Conditions”) or 2 (“MTN Conditions”), as supplemented, amended or replaced by any applicable STN Supplement or Pricing Supplement as the case may be.

Details means the section of this deed headed “Details”.

Note Holder means a STN Holder or MTN Holder.

Note means a STN or MTN.

4.3                               References to certain general terms

Unless the contrary intention appears, a reference in this deed to:

(a)                                  a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)                                 a document (including this deed) includes any variation or replacement of it;

(c)                                  law means common law, principles of equity and laws made by any parliament (and laws made by parliament include and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(d)                                 a directive means a treaty, an official directive, request, consent, regulation, guideline or policy (whether or not having the force of law) with which responsible participants in the relevant market generally comply;

(e)                                  Australian dollars or A$ is a reference to the lawful currency of Australia;

(f)                                    a time of day is a reference to Sydney time;

(g)                                 the word “person” includes an individual, a firm, a body corporate, an unincorporated association and an authority;

(h)                                 a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(i)                                     an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(j)                                     anything (including any amount) is a reference to the whole and each part of it;

(k)                                  the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

4.4                               References to principal and interest

Unless the contrary intention appears, in this deed any references to principal and interest have the same meaning as in the STN Conditions and the MTN Conditions (as applicable).

4.5                               Number

The singular includes the plural and vice versa.

4.6                               Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed.

EXECUTED as a deed poll.

Note Deed Poll

Schedule 1 - STN Conditions

The following are the conditions which, as supplemented, amended or replaced by any applicable STN Supplement, apply to each STN constituted by this deed.

The Issuer is not a bank which is authorised under the Banking Act 1959 of the Commonwealth of Australia. The STNs are not the obligations of any government and, in particular, are not guaranteed by the Commonwealth of Australia.

Definitions and interpretation provisions are set out in Condition 15 (“Interpretation”).

Part 1 Introduction

1                                         Introduction

1.1                               Programme

STNs are issued under a debt issuance programme established by the Issuer.

1.2                               STN Supplement

STNs are issued in Series. A Series may comprise one or more Tranches having one or more Issue Dates and on conditions otherwise identical. A Tranche may be the subject of a STN Supplement which supplements, amends or replaces these Conditions. If there is any inconsistency between these Conditions and any applicable STN Supplement, the STN Supplement prevails.

Copies of any applicable STN Supplement are available for inspection by STN Holders during normal business hours at the Specified Office of the Issuer or the Registrar.

1.3                               Type of STNs

A STN is a short term debt obligation issued at a discount to its principal amount.

1.4                               Denomination

STNs are issued in a single denomination of A$l0,000 unless otherwise specified in any applicable STN Supplement. STNs may only be issued if the consideration payable to the Issuer by each person subscribing for the STNs is a minimum of A$500,000 (disregarding any moneys lent by the Issuer or its associates to STN Holders) or if the STNs are otherwise issued in a manner for which no disclosure is required to be made to investors under part 6D.2 of the Corporations Act and the issue complies with the Banking (Exemption) Order No.82 promulgated under the Banking Act 1959 of the

Commonwealth of Australia (to the extent applicable) and any other applicable laws, regulations or directives.

1.5                               Currency

STNs are denominated in Australian Dollars.

1.6                               Clearing system

It is the Issuer’s intention that STNs will be held, settled, cleared and traded through the Austraclear System. The rights of a person holding an interest in the STNs lodged in the Austraclear System are subject to the rules and regulations of the Austraclear System.

Part 2 The STNs

2                                         Form

2.1                               Form

STNs are issued in registered form by entry in the Register.

2.2                               Constitution under Note Deed Poll

STNs are debt obligations of the Issuer, constituted by, and owing under, the Note Deed Poll.

2.3                               No certificate

No certificate will be issued to STN Holders unless the Issuer determines that certificates should be available or are required by any applicable law.

3                                         Status

3.1                               Status

STNs constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer.

3.2                               Ranking

STNs rank equally among themselves and at least equally with all other unsecured and unsubordinated obligations of the Issuer, except for liabilities mandatorily preferred by applicable law.

4                                         Title and transfer

4.1                               Title

Title to STNs passes when details of the transfer are entered in the Register.

4.2                               Effect of entries in Register

Each entry in the Register in respect of a STN constitutes:

(a)                                  an unconditional and irrevocable undertaking by the Issuer to the STN Holder to pay principal and any other amount in accordance with the Conditions; and

(b)                                 an entitlement to the other benefits given to the STN Holders under these Conditions in respect of the relevant STN.

4.3                               Register conclusive as to ownership

Entries in the Register in relation to a STN constitute conclusive evidence that the person so entered is the absolute owner of that STN subject to correction for fraud or error.

4.4                               Non-recognition of interests

Except as required by law, the Issuer and the Registrar must treat the person whose name is entered in the Register as the holder of a STN as the absolute owner of that STN. This Condition applies whether or not a STN is overdue and despite any notice of ownership, trust or interest in that STN.

4.5                               Joint holders

Where two or more persons are entered in the Register as the joint holders of a STN then they are taken to hold that STN as joint tenants with rights of survivorship, but the Registrar is not bound to register more than four persons as joint holders of a STN.

4.6                               Transfers in whole

STNs may be transferred in whole but not in part.

4.7                               Compliance with laws

STNs may only be transferred within, to or from Australia if:

(a)                                  the offer or invitation giving rise to the transfer is for a minimum consideration of A$500,000 (disregarding any moneys lent by the transferor or its associates to the transferee) or the transfer otherwise does not constitute an offer or invitation for which disclosure is required to be made to investors under Part 6D.2 of the Corporations Act and complies with the Banking (Exemption) Order No. 82 promulgated under the Banking Act 1959 of the Commonwealth of Australia (to the extent applicable);

(b)                                 the transferee is not a “retail client” as that term is defined in section 761G of the Corporations Act; and

(c)                                  the transfer complies with any other applicable law or directive of the jurisdiction where the transfer takes place.

4.8                               Transfer procedures

Application for the transfer of STNs which are not lodged in the Austraclear System, must be made by the lodgment of a transfer form with the Registrar at its Specified Office. Transfer forms must be in the form available from the Registrar. Each transfer form must be:

(a)                                  duly completed;

(b)                                 accompanied by any evidence the Registrar may require to establish that the transfer form has been duly executed; and

(c)                                  signed by both the transferor and the transferee.

Interests in STNs lodged in the Austraclear System will be transferable only in accordance with the Austraclear Regulations. Neither the Issuer nor the Registrar will recognise any such interest other than the interest of Austraclear as the STN Holder while the relevant STN is lodged in the Austraclear System. Transfers are registered without charge provided all applicable Taxes have been paid.

4.9                               Effect of transfer

Upon registration and entry of the transferee in the Register the transferor ceases to be entitled to the future benefits under these Conditions in respect of the transferred STNs and the transferee becomes entitled in accordance with Condition 4.2 (“Effect of entries in Register”).

4.10                        Austraclear as STN Holder

If Austraclear is recorded in the Register as the STN Holder, each person in whose Security Record (as defined in the Austraclear Regulations) a STN is recorded is deemed to acknowledge in favour of the Registrar and Austraclear that:

(a)                                  the Registrar’s decision to act as the Registrar of that STN does not constitute a recommendation or endorsement by the Registrar or Austraclear in relation to that STN, but only indicates that the holding of such STN is considered by the Registrar to be compatible with the performance by it of its obligations as Registrar under the Agency Agreement; and

(b)                                 the STN Holder does not rely on any fact, matter or circumstance contrary to paragraph (a).

4.11                        Registration of transfer

The transferor of a STN remains the holder of that STN until the name of the transferee is entered in the Register in respect of that STN.

4.12                        Stamp duty

The STN Holder is responsible for any stamp duties or other similar taxes which are payable in any jurisdiction in connection with any transfer, assignment or any other dealing with the STNs.

Part 3 Redemption and purchase

5                                         Redemption

5.1                               Scheduled redemption

Each STN is redeemable by the Issuer on the Maturity Date at its outstanding principal amount unless:

(a)                             the STN has been previously redeemed; or

(b)                            the STN has been purchased and cancelled.

5.2                               Purchase

The Issuer and any of its Subsidiaries may at any time purchase STNs in the open market or otherwise and at any price. If purchases are made by tender, tenders must be available to all STN Holders in a Series alike. STNs purchased under this Condition 5.2 may be held, resold or cancelled at the discretion of the purchaser (and if STNs are to be cancelled, the Issuer) subject to compliance with any applicable law or requirement of any stock exchange or other relevant authority on which the STNs are listed.

Part 4 Payments

6                                         General payments

6.1                               Summary of payment provisions

Payments in respect of STNs will be made in accordance with Condition 7 (“Payments”).

6.2                               Payments subject to laws

All payments are subject to all applicable laws in the place of payment, but without prejudice to Condition 8 (“Taxation”).

6.3                               Payments on business days

Unless any applicable STN Supplement states otherwise, all payments in respect of any STN must be made in accordance with the applicable Business Day Convention, and in each such case, the STN Holder is not entitled to any additional payment in respect of that delay.

6.4                               Currency indemnity

The Issuer waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due. However, if a STN Holder receives an amount in a currency other than that in which it is due:

(a)                    it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual costs in connection with the conversion; and

(b)                   the Issuer satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the costs of the conversion.

7                                         Payments

7.1                               Payment of principal

Payments of principal in respect of a STN will be made to each person registered at 10.00 am on the payment date as the holder of a STN.

7.2                               Payments to accounts

Payments in respect of STNs will be made:

(a)                             if the STNs are held in the Austraclear System, by crediting on the payment date, the amount due to:

(i)                                the account of Austraclear (as the STN Holder) in the country of the currency in which the STN is denominated previously notified to the Issuer and the Registrar; or

(ii)                             if requested by Austraclear, the accounts of the persons in whose Security Record (as defined in the Austraclear Regulations) a STN is recorded in the country of the currency in which the STN is denominated as previously notified by Austraclear to the Issuer and the Registrar in accordance with Austraclear Regulations; and

(b)                            if the STNs are not held in the Austraclear System, by crediting on the payment date, the amount then due under each STN to an account in the country of the currency in which the STN is denominated previously notified by the STN Holder to the Issuer and the Registrar, provided that in no case will payment be mailed to an address in the United States of America or to an account in the United States of America.

7.3                               Payments by cheque

If the STN Holder has not notified the Registrar of an account under Condition 7.2(b) (“Payments to accounts”) to which payments to it must be made by the close of business on the Business Day immediately before the Maturity Date, payments in respect of the STN will be made by cheque sent by prepaid post on the Business Day immediately before the payment date, at the risk of the registered STN Holder, to the STN Holder (or to the first named joint holder of the STN) at its address appearing in the Register at the close of business on the Business Day immediately before the payment date. Cheques sent to the nominated address of a STN Holder are taken to have been received by the STN Holder on the payment date and, no further amount is payable by the Issuer in respect of the STNs as a result of the STN Holder not receiving payment on the due date.

8                                         Taxation

8.1                               No set-off, counterclaim or deductions

All payments in respect of the STNs must be made in full without set-off or counterclaim, and without any withholding or deduction in respect of Taxes unless prohibited by law.

8.2                               Withholding tax

Subject to Condition 8.3 (“Withholding tax exemptions”), if a law requires the Issuer to withhold or deduct an amount in respect of Taxes from a payment in respect of the STNs such that the STN Holder would not actually receive on the due date the full amount provided for under the STNs, then:

(a)                             the Issuer agrees to deduct the amount for the Taxes (and any further withholding or deduction applicable to any further payment due under paragraph (b) below); and

(b)                            if the amount deducted or withheld is in respect of Taxes imposed by a Relevant Tax Jurisdiction, the amount payable is increased so that, after making the deduction and further deductions applicable to additional amounts (“Additional Amounts”) payable under this Condition 8.2, each STN Holder is entitled to receive (at the time the payment is due) the amount it would have received if no such withholdings or deductions had been required to be made.

8.3                               Withholding tax exemptions(1)

The Issuer is not required to pay an Additional Amount under Condition 8.2(b) (“Withholding tax”) if the obligation to do so arises as a result of any one or more of the following:

(a)                             the deduction is required

(i)                                in respect of Taxes by reason of the STN Holder having some connection with a Relevant Tax Jurisdiction other than the mere holding of the STN or receipt of payment in respect of the STN;

(1) These carve outs should be reviewed as a matter of Swedish law.

(ii)                           as a result of the STN being presented for payment by or on behalf of a STN Holder, who would not be subject to such withholding or deduction if he were to comply with any certification, identification, or other reporting requirements concerning nationality or residence or any connection with the Kingdom of Sweden; or

(iii)                        as a result of the STN being presented for payment in the Kingdom of Sweden; or

(iv)                        as a result of the STN being presented for payment by or on behalf of a STN Holder who would be able to avoid such withholding or deduction by presenting the relevant STN in a Member State of the European Union;

(b)                            the deduction is required as a result of Taxes which would not be required to be deducted if the STN Holder (or a person acting on its behalf):

(i)                               provided the Issuer, its agent or any tax authority with their name, address, registration number or similar details or any relevant tax exemption or similar details; or

(ii)                            ensured that any third party complied with any other statutory requirements (such as making a declaration of non-residence or similar claim) for any relevant tax exemptions;

(c)                             where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Council Savings Directive 2003/48/EC dated 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)                            in such other circumstances as specified in any STN Supplement.

9                                         Time limit for claims

A claim against the Issuer for a payment under a STN is void unless presented for payment within 10 years (in the case of principal) and 5 years (in the case of interest) from the due date for payment.

Part 5 General

10                                  Agents

10.1                        Role of Agents

In acting under an Agency Agreement, each Agent acts solely as agent of the Issuer and does not assume any obligations towards or relationship of agency or trust for or with any STN Holders.

10.2                        Appointment and replacement of Agents

Each initial Agent and its initial Specified Office for a Series of STNs is specified in any applicable STN Supplement. The initial Calculation Agent (if any) is specified in any applicable STN Supplement. Subject to Condition 10.3 (“Required Agents”), the Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint a successor.

10.3                        Required Agents

The Issuer must at all times maintain a Registrar with an office located in New South Wales.

10.4                        Change of Agent

Notice of any change of an Agent or its Specified Offices must promptly be given to the STN Holders by the Issuer or that Agent on its behalf.

11                                  Variation

11.1                        Variation without consent

Any Condition may be amended by the Issuer without the consent of the STN Holders if the amendment:

(a)                             is of a formal, minor or technical nature; or

(b)                            is made to correct a manifest error;

(c)                             is made to cure any ambiguity or correct or supplement any defective or inconsistent provision and, in the reasonable opinion of the Issuer, is not materially prejudicial to the interests of the STN Holders; or

(d)                            only applies to STNs issued by it after the date of amendment.

12                                  Further issues

The Issuer may from time to time, without the consent of the STN Holders issue further STNs having the same Conditions as the STNs of any Series in all respects (or in all respects except for the denomination) so as to form a single series with the STNs of that Series.

13                                  Notices

13.1                        Notices to STN Holders

All notices and other communications to STN Holders must be in writing and must be sent by prepaid post (airmail if appropriate) or left at the address of the STN Holder (as shown in the Register at the close of business on the day which is 3 Business Days before the date of the notice or communication).

They may also be:

(a)                                  given by an advertisement published in the Australian Financial Review, The Australian or such other newspaper or newspapers circulating in Australia generally; or

(b)                                 if any STN Supplement specifies an additional or alternate newspaper, they may be given by publication in that newspaper.

13.2                        Notice to Issuer and Agents

All notices and other communications to the Issuer or an Agent must be in writing and may be left at the address of, or sent by prepaid post (airmail, if appropriate) to, the Specified Office of the Issuer or the Agent.

13.3                        When effective

They take effect from the time they are received unless a later time is specified in them.

13.4                        Deemed Receipt - publication in newspaper

If published in a newspaper, they are taken to be received on the first date that publication has been made in all the required newspapers.

13.5                        Deemed Receipt - postal

If sent by post, they are taken to be received on the fifth day after posting.

14                                  Governing law

14.1                        Governing law

The STNs are governed by the law in force in New South Wales.

14.2                        Jurisdiction

The Issuer and each STN Holder submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. The Issuer waives any right it has to object to an action being brought in those courts including by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

14.3                        Serving documents

Without preventing any other method of service, any document in any action may be served on a party by being delivered or left at their registered office or principal place of business.

14.4                        Appointment of process agent

The Issuer irrevocably appoints Dabserv Corporate Services Pty Ltd (ABN 73 001 824 111) currently of Level 53, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW, 2000, Australia, as its process agent to receive any document in any action in connection with the STNs.

If for any reason the process agent ceases to be able to act as process agent, the Issuer must promptly appoint another person with an office located in the State of New South Wales, Australia, as process agent. The Issuer shall promptly notify the Registrar and the STN Holders of any such appointment.

The Issuer agrees that the service of documents on the process agent or any other person appointed under this Condition 14 (“Governing Law”) be sufficient service on it.

15                                  Interpretation

15.1                        Definitions

In these Conditions the following expressions have the following meanings:

Additional Amount means an additional amount payable by the Issuer under Condition 8.2 (“Withholding tax”).

Agency Agreement means:

(a)                                  the agreement entitled “Agency and Registry Services Agreement” dated on or about the date of the Note Deed Poll between the Issuer and the Registrar in relation to STNs; and

(b)                                 any other agreement between the Issuer and an Agent specified in any STN Supplement.

Agent means the Registrar and any additional agent appointed under an Agency Agreement from time to time.

Austraclear means Austraclear Limited (ABN 94 002 060 773).

Austraclear Regulations means the regulations known as “Regulations and Operating Manual” established by Austraclear to govern the use of the Austraclear System.

Austraclear System means the system operated by Austraclear in Australia for holding securities and electronic recording and settling of transactions in those securities between members of that system.

Business Day means a day on which banks are open for general banking business in Sydney (not being a Saturday, Sunday or public holiday in that place) and if:

(a)                                  a STN to be lodged in the Austraclear System is to be issued; or

(b)                                 a payment is to be made in respect of a STN which is lodged in the Austraclear System,

a day on which the Austraclear System is operating.

Business Day Convention means a convention for adjusting any date if it would otherwise fall on a day that is not a Business Day and the following conventions, where specified in any applicable STN Supplement, in relation to any date applicable to any STN, have the following meanings:

(a)                                  Following Business Day Convention means that the date is postponed to the first following date that is a Business Day;

(b)                                 Modified Following Business Day Convention or Modified Business Day Convention means that the date is postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date is bought forward to the first preceding day that is a Business Day;

(c)                                  Preceding Business Day Convention means that the date is brought forward to the first preceding day that is a Business Day;

(d)                                 No Adjustment means that the relevant date must not be adjusted in accordance with any Business Day Convention.

If no convention is specified in any applicable STN Supplement, the Following Business Day Convention applies. Different conventions may be specified in relation to, or apply to, different dates.

Condition means a condition in schedule 1 (“STN Conditions”) of the Note Deed Poll, as supplemented, amended or replaced by any applicable STN Supplement.

Corporations Act means the Corporations Act 2001 of Australia.

Issue Date means the date on which a STN is issued, as recorded in the Register.

Issuer means AB Svensk Exportkredit.

Maturity Date means the date on which a STN matures, as recorded in the Register.

Note Deed Poll means the deed poll executed by the Issuer on or about 2 June 2006.

Register means a register, including any branch register, of holders of STNs established and maintained by or on behalf of the Issuer under an Agency Agreement.

Registrar means Austraclear Services Limited (ABN 28 003 284 419) or any other person appointed by the Issuer under an Agency Agreement to maintain the Register and perform any payment and other duties as specified in that Agreement.

Relevant Tax Jurisdiction means the Kingdom of Sweden or a political subdivision of it.

Series means an issue of STNs made up of one or more Tranches all of which form a single Series and are issued on the same Conditions except that the Issue Date may be different in respect of a different Tranche of a Series.

Specified Office means the office specified in the Information Memorandum for the Programme or any other address notified to STN Holders from time to time.

STN means a short term debt obligation of the Issuer constituted by, and owing under the Note Deed Poll, the details of which are recorded in, and evidenced by, entry in, the Register.

STN Holder means, in respect of a STN, the person whose name is entered in the Register as the holder of that STN.

STN Supplement means, in respect of a STN, any applicable STN supplement specifying the relevant issue details in relation to it.

Subsidiary means, in relation to any Person (the “first Person”) at any particular time, any other Person (the “second Person”):

(a)                                  whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second Person or otherwise; or

(b)                                 whose financial statements are, in accordance with applicable law and generally accepted accounting principals, consolidated with those of the first Person.

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) imposed by any authority together with any related interest, penalties and expenses in connection with them except if imposed on, or calculated having regard to the net income of a STN Holder.

Tranche means an issue of STNs specified as such in any applicable STN Supplement issued on the same Issue Date and on the same Conditions.

15.2                        References to certain general terms

Unless the contrary intention appears, a reference in these Conditions to:

(a)                                  a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)                                 a document (including these Conditions) includes any variation or replacement of it;

(c)                                  law means common law, principles of equity and laws made by any parliament (and laws made by parliament include federal or state laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(d)                                 a directive means a treaty, an official directive, request, consent, regulation, guideline or policy (whether or not having the force or law) with which responsible participants in the relevant market generally comply.

(e)                                  Australian dollars or A$ is a reference to the lawful currency of Australia;

(f)                                    a time of day is a reference to Sydney time;

(g)                                 the word “person” includes an individual, a firm, a body corporate, an unincorporated association and an authority;

(h)                                 a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(i)                                     an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(j)                                     anything (including any amount) is a reference to the whole and each part of it;

(k)                                  the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

15.3                        References to particular terms

Unless the contrary intention appears, in these Conditions:

(a)                                  a reference to the Issuer, the Registrar, or another Agent is a reference to the person so specified in any applicable STN Supplement or the Register;

(b)                                 a reference to the Agency Agreement is a reference to the Agency Agreement applicable to the STNs of a particular Series;

(c)                                  a reference to a STN is a reference to a STN of a particular Series;

(d)                                 a reference to a STN Holder is a reference to the holder of STNs of a particular Series;

(e)                                  a reference to a particular date that is not a Business Day is a reference to that date adjusted by being postponed to the first following day that is a Business Day (or by being adjusted in accordance with any other convention specified in any applicable STN Supplement).

15.4                        References to principal and interest

Unless the contrary intention appears, in these Conditions any reference to “principal” is taken to include any additional amounts in respect of principal which may be payable under Condition 8 (“Taxation”) and any other amount in the nature of principal payable in respect of the STNs under these Conditions.

15.5                        Number

The singular includes the plural and vice versa.

15.6                        Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of these Conditions.

15.7                        Terms defined in STN Supplement

Terms which are defined in any applicable STN Supplement as having a defined meaning have the same meaning when used in these Conditions but if the STN Supplement gives no meaning or specifies that the definition is “Not Applicable”, then that definition is not applicable to the STNs.

Note Deed Poll

Schedule 2 - MTN Conditions

The following are the conditions which, as supplemented, amended or replaced by the relevant Pricing Supplement, apply to each MTN constituted by this deed. References to the “Pricing Supplement” in these conditions do not limit the provisions which may be supplemented, amended or replaced by the Pricing Supplement in relation to a particular series of MTNs.

The Issuer is not a bank which is authorised under the Banking Act 1959 of the Commonwealth of Australia. The MTNs are not the obligations of any government and, in particular, are not guaranteed by the Commonwealth of Australia.

Definitions and interpretation provisions are set out in Condition 22 (“Interpretation”).

Part 1 Introduction

1                                         Introduction

1.1                               Programme

MTNs are issued under a debt issuance programme established by the Issuer.

1.2                               Pricing Supplement

MTNs are issued in Series. A Series may comprise one or more Tranches having one or more Issue Dates and on conditions otherwise identical (other than in respect of the first payment of interest). A Tranche is the subject of a Pricing Supplement which supplements, amends or replaces these Conditions. If there is any inconsistency between these Conditions and the relevant Pricing Supplement, the Pricing Supplement prevails.

Copies of the relevant Pricing Supplement are available for inspection by MTN Holders during normal business hours at the Specified Office of the Registrar.

1.3                               Type of MTNs

A MTN may be:

(a)                                  a Fixed Rate MTN;

(b)                                 a Floating Rate MTN;

(c)                                  a Zero Coupon MTN;

(d)                                 an Instalment MTN;

(e)                                  an Index Linked MTN;

(f)                                    a Credit Linked MTN;

(g)                                 an Equity Linked MTN;

(h)                                 a FX Rate Linked MTN;

(i)                                     a Commodity Linked MTN,

or any appropriate combination of these or other variation or type of Note as specified in the relevant Pricing Supplement.

1.4                               Denomination

MTNs are issued in a single Denomination of A$10,000 unless otherwise specified in the Pricing Supplement. MTNs may only be issued if the consideration payable to the Issuer by each person subscribing for the MTNs is a minimum of A$500,000 (disregarding any moneys lent by the Issuer or its associates to MTN Holders) or if the MTNs are otherwise issued in a manner for which no disclosure is required under Part 6D.2 of the Corporations Act and the issue complies with the Banking (Exemption) Order No.82 promulgated under the Banking Act 1959 of the Commonwealth of Australia (to the extent applicable) and any other applicable laws, regulations or directives.

1.5                               Currency

MTNs are denominated in Australian Dollars.

1.6                               Clearing system

It is the Issuer’s intention that MTNs will be held, settled, cleared and traded through the Austraclear System. The rights of a person holding an interest in the MTNs lodged in the Austraclear System are subject to the rules and regulations of the Austraclear System.

Part 2 The MTNs

2                                         Form

2.1                               Form

MTNs are issued in registered form by entry in the Register.

2.2                               Constitution under Note Deed Poll

MTNs are debt obligations of the Issuer, constituted by, and owing under, the Note Deed Poll.

2.3                               No certificate

No certificate will be issued to MTN Holders unless the Issuer determines that certificates should be available or are required by any applicable law.

3                                         Status

3.1                               Status

MTNs constitute direct, unconditional, unsubordinated and (subject to Condition 4 (“Negative pledge”)) unsecured obligations of the Issuer.

3.2                               Ranking

MTNs rank equally among themselves and at least equally with all other unsecured and unsubordinated obligations of the Issuer, except for liabilities mandatorily preferred by applicable law.

4                                         Negative pledge

The Issuer undertakes that neither it nor any Subsidiary of it will, so long as any of the MTNs remain outstanding, secure or allow to be secured any indebtedness for money borrowed now or hereafter existing by any mortgage, lien (other than liens arising by operation of law), pledge or other charge upon any of the present or future revenues or assets of the Issuer or any such Subsidiary (except for any mortgage, lien, pledge or other charge on property purchased by the Issuer or any such Subsidiary as security for all or part of the purchase price thereof) without at the same time according to the MTNs the same or equivalent security therefore.

5                                         Title and transfer

5.1                               Title

Title to MTNs passes when details of the transfer are entered in the Register.

5.2                               Effect of entries in Register

Each entry in the Register in respect of a MTN constitutes:

(a)                                  an unconditional and irrevocable undertaking by the Issuer to the MTN Holder to pay principal and interest (if applicable) and any other amount in accordance with the Conditions; and

(b)                                 an entitlement to the other benefits given to the MTN Holders under these Conditions in respect of the relevant MTN.

5.3                               Register conclusive as to ownership

Entries in the Register in relation to a MTN constitute conclusive evidence that the person so entered is the absolute owner of that MTN subject to correction for fraud or error.

5.4                               Non-recognition of interests

Except as required by law, the Issuer and the Registrar must treat the person whose name is entered in the Register as the holder of a MTN as the absolute owner of that MTN. This Condition applies whether or not a MTN is overdue and despite any notice of ownership, trust or interest in that MTN.

5.5                               Joint holders

Where two or more persons are entered in the Register as the joint holders of a MTN then they are taken to hold that MTN as joint tenants with rights of survivorship, but the Registrar is not bound to register more than four persons as joint holders of a MTN.

5.6                               Transfers in whole

MTNs may be transferred in whole but not in part.

5.7                               Compliance with laws

MTNs may only be transferred within, to or from Australia if:

(a)                                  the offer or invitation giving rise to the transfer is for a minimum consideration of $A500,000 (disregarding any moneys lent by the transferor or its associates to the transferee) or the transfer otherwise does not constitute an offer or invitation for which disclosure is required to be made to investors under Part 6D.2 of the Corporations Act and complies with the Banking (Exemption) Order No. 82 promulgated under the Banking Act 1959 of the Commonwealth of Australia (to the extent applicable);

(b)                                 the transferee is not a “retail client” as that term is defined in section 761G of the Corporations Act; and

(c)                                  the transfer complies with any other applicable law or directive of the jurisdiction where the transfer takes place.

5.8                               Transfer procedures

Application for the transfer of MTNs which are not lodged in the Austraclear System must be made by the lodgment of a transfer form with the Registrar at its Specified Office. Transfer forms must be in the form available from the Registrar. Each transfer form must be:

(a)                                  duly completed;

(b)                                 accompanied by any evidence the Registrar may require to establish that the transfer form has been duly executed; and

(c)                                  signed by both the transferor and the transferee.

Transfers of MTNs which are not lodged in the Austraclear System cannot be made between a Record Date and the relevant Interest Payment Date if a redemption of such MTNs is to occur during that period in accordance with these Conditions.

Interests in MTNs lodged In the Austraclear System will be transferable only in accordance with the Austraclear Regulations. Neither the Issuer nor the Registrar will recognise any such interest other than the interest of Austraclear as the MTN Holder while the relevant MTN is lodged in the Austraclear System. Transfers are registered without charge provided that all applicable Taxes have been paid.

5.9                               Effect of transfer

Upon registration and entry of the transferee in the Register the transferor ceases to be entitled to the future benefits under these Conditions in respect of the transferred MTNs and the transferee becomes entitled in accordance with Condition 5.2 (“Effect of entries in the Register”).

5.10                        CHESS

MTNs listed on the Australian Stock Exchange are not transferred through or registered on the Clearing House Electronic Subregister System operated by the Australian Stock Exchange and are not “Approved Financial Products” (as defined for the purposes of that system).

5.11                        Registration of transfer

The transferor of a MTN remains the holder of that MTN until the name of the transferee is entered in the Register in respect of that MTN. Transferees will not be registered during the period from the Record Date until the Business Day after the relevant date for payment.

5.12                        Stamp duty

The MTN Holder is responsible for any stamp duties or other similar taxes which are payable in any jurisdiction in connection with any transfer, assignment or any other dealing with the MTNs.

5.13                        Austraclear as MTN Holder

If Austraclear is recorded in the Register as the MTN Holder, each person in whose Security Record (as defined in the Austraclear Regulations) a MTN is recorded is deemed to acknowledge in favour of the Registrar and Austraclear that:

(a)                                  the Registrar’s decision to act as the Registrar of that MTN does not constitute a recommendation or endorsement by the Registrar or Austraclear in relation to that MTN, but only indicates that the holding of such MTN is considered by the Registrar to be compatible with the performance by it of its obligations as Registrar under the Agency Agreement; and

(b)                                 the MTN Holder does not rely on any fact, matter or circumstance contrary to paragraph (a).

Part 3 Interest

6                                         Fixed Rate MTNs

6.1                               Application

This Condition 6 (“Fixed Rate MTNs”) applies to the MTNs only if the relevant Pricing Supplement states that it applies.

6.2                               Interest on Fixed Rate MTNs

Each Fixed Rate MTN bears interest on its outstanding principal amount from (and including) its Interest Commencement Date to (but excluding) its Maturity Date at the Interest Rate.

Interest is payable in arrear on each Interest Payment Date and in accordance with Condition 13 (“Payments”).

6.3                               Fixed Coupon Amount

Unless otherwise specified in the Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the preceding Interest Period will be the Fixed Coupon Amount specified in the Pricing Supplement.

6.4                               Calculation of interest payable

The amount of interest payable in respect of a Fixed Rate MTN for any period for which a Fixed Coupon Amount is not specified is calculated by multiplying the Interest Rate for that interest period, the outstanding principal amount of the MTN and the applicable Day Count Fraction.

7                                         Floating Rate MTNs

7.1                               Application

This Condition 7 (“Floating Rate MTNs”) applies to the MTNs only if the relevant Pricing Supplement states that it applies.

7.2                               Interest on Floating Rate MTNs

Each Floating Rate MTN bears interest on its outstanding principal amount from (and including) its Interest Commencement Date to (but excluding) its Maturity Date at the Interest Rate.

Interest is payable in arrear:

(a)                                  on each Interest Payment Date; or

(b)                                 if no Interest Payment Date is specified in the relevant Pricing Supplement, each date which falls the number of months or other period specified as the Specified Period in the relevant Pricing

Supplement after the preceding Interest Payment Date, or in the case of the first Interest Payment Date, after the Interest Commencement Date.

7.3                               Interest Rate

The Interest Rate payable in respect of a Floating Rate MTN must be determined by the Calculation Agent in accordance with these Conditions and in the manner specified in the relevant Pricing Supplement.

If, on any Interest Determination Date, it is not possible to determine the relevant Interest Rate relating to any Interest Period, the Interest Rate for the applicable Interest Period will be the rate that applied during the immediately preceding Interest Period.

7.4                               ISDA Determination

If ISDA Determination is specified in the relevant Pricing Supplement as the manner in which the Interest Rate is to be determined, the Interest Rate applicable to the Floating Rate MTNs for each Interest Period will be the sum of the Margin and the relevant ISDA Rate.

In this Condition:

(a)                                  “ISDA Rate” means for an Interest Period, a rate equal to the Floating Rate that would be determined by the Calculation Agent for the Floating Rate MTNs under a Swap Transaction if the Calculation Agent for the Floating Rate MTNs were acting as Calculation Agent for that Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(i)            the Floating Rate Option, the Designated Maturity and the relevant Reset Date are as specified in the relevant Pricing Supplement; and

(ii)           the Period End Dates are each Interest Payment Date, the Spread is the Margin and the Floating Rate Day Count Fraction is the Day Count Fraction; and

(b)                                 “Swap Transaction”, “Floating Rate”, “Calculation Agent”(except references to “Calculation Agent for the Floating Rate MTNs”), “Floating Rate Option”, “Designated Maturity”, “Reset Date”, “Period End Date”, “Spread” and “Floating Rate Day Count Fraction have the meanings given to those terms in the ISDA Definitions.

7.5                               Screen Rate Determination

If Screen Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Interest Rate is to be determined, the Interest Rate applicable to the Floating Rate MTNs for each Interest Period is the sum of the Margin and the Screen Rate.

In this Condition, “Screen Rate” means, for an Interest Period, the quotation for the Reference Rate appearing on the Relevant Screen Page at the Relevant Time on the relevant Interest Determination Date. However:

(a)                                  if there is more than one offered quotation displayed on the Relevant Screen Page at the Relevant Time on the Interest Determination Date, the “Screen Rate” means the rate calculated by the Calculation Agent as the average of the quotations. If there are more than five quotations, the Calculation Agent must exclude the highest and lowest quotations (or in the case of equality, one of the highest and one of the lowest quotations) from its calculation; or

(b)                                 if an offered quotation is not displayed by the Relevant Time on the Interest Determination Date or if it is displayed but there is an obvious error in that rate, the “Screen Rate” means:

(i)            the rate the Calculation Agent calculates as the average mean of the Reference Rates that each Reference Bank quoted to the leading banks in the “Relevant Financial Centre” specified in the Pricing Supplement at the Relevant Time on the Interest Determination Date; or

(ii)           where the Calculation Agent is unable to calculate a rate under paragraph (7.5(b)(i)) because it is unable to obtain at least two quotes, the rate per annum the Calculation Agent calculates as the average of the rates per annum (being the nearest equivalent to the Reference Rate) quoted by two or more institutions chosen by the Calculation Agent in the Relevant Financial Centre at the Relevant Time on the Interest Determination Date relates for a period equivalent to the Interest Period to leading banks carrying on business in the Relevant Financial Centre in good faith; or

(c)                                  if the relevant Pricing Supplement specifies an alternative method for the determination of the Screen Rate Determination, then that alternative method will apply.

7.6                               Bank Bill Rate Determination

If Bank Bill Rate Determination is specified in the relevant Pricing Supplement as the manner in which the Interest Rate is to be determined, the Interest Rate applicable to the Floating Rate MTNs for each Interest Period will be the sum of the Margin and the Bank Bill Rate.

In this Condition:

(a)                                  Bank Bill Rate means, for an Interest Period, the average mid rate for Bills having a tenor closest to the Interest Period as displayed on the “BBSW” page of the Reuters Monitor System on the first day of that Interest Period.

However, if the average mid rate is not displayed by 10:30 am on that day, or if it is displayed but there is an obvious error in that rate,

Bank Bill Rate means the rate determined by the Calculation Agent in good faith at approximately 10:30 am on that day, having regard, to the extent possible, to the mid rate of rates otherwise bid and offered for Bills of that tenor at or around that time.

(b)                                 Bill has the meaning it has in the Bills of Exchange Act 1909 of Australia and a reference to the, acceptance of a Bill is to be interpreted in accordance with that Act.

7.7                               Interpolation

If the Pricing Supplement states that “Linear Interpolation” applies to an Interest Period, the Interest Rate for that Interest Period is determined through the use of straight line interpolation by reference to two ISDA Rates, Screen Rates, Bank Bill Rates or other floating rates specified in the Pricing Supplement.

The first rate must be determined as if the Interest Period were the period of time for which rates are available next shorter than the length of the Interest Period (or any alternative Interest Period specified in the Pricing Supplement).

The second rate must be determined as if the Interest Period were the period of time for which rates are available next longer than the length of the Interest Period (or any alternative Interest Period specified in the Pricing Supplement).

8                                         FX Rate Linked MTNs

8.1                               Application

This Condition 8 (“FX Rate Linked MTNs”) applies to the MTNs only if the FX Rate Linked MTNs provisions are specified in the relevant Pricing Supplement.

8.2                               Interest on FX Rate Linked MTNs

Each FX Rate Linked MTN bears interest on the following basis (unless otherwise specified in the relevant Pricing Supplement:

(a)                                  during the Fixed Rate Period (if any), each FX Rate Linked MTN bears interest at the Fixed Interest Rate, and such interest shall be payable on each Interest Payment Date occurring in relation to such Fixed Rate Period in the amount(s) specified as the Fixed Interest Amount(s), each as is specified in the relevant Pricing Supplement; and

(b)                                 during the Indexed Interest Period, interest shall be payable on each Interest Payment Date occurring in relation to each Interest Period at the Indexed Interest Amount calculated by the Calculation Agent on each Interest Determination Date in accordance with the Indexed Interest Formula, provided that the product of the calculation of the

Indexed Interest Formula shall never be less than zero unless otherwise specified in the relevant Pricing Supplement.

9                                         Other MTNs

9.1                               Other MTNs

The interest or other return (if any) on any MTNs other than those provided for in Conditions 6 (“Fixed Rate MTNs”) to 8 (“FX Rate Linked MTNs”) will accrue and be payable, and the Interest Rate or amount of return will be determined in the manner specified in the relevant Pricing Supplement.

10                                  General provisions applicable to interest

10.1                        Maximum or Minimum Interest Rate

If the Pricing Supplement specifies a Maximum Interest Rate or Minimum Interest Rate for any Interest Period, then the Interest Rate for the Interest Period must not be greater than the Maximum Interest Rate, or be less than the Minimum Interest Rate, so specified.

10.2                        Calculation of Interest Rate and interest payable

The Calculation Agent must, as soon as practicable after determining the Interest Rate in relation to each Interest Period for each Floating Rate MTN, and other interest bearing MTN where applicable calculate the amount of interest payable for the relevant Interest Period in respect of the outstanding principal amount of that MTN.

Unless otherwise specified in the Pricing Supplement, the amount of interest payable must be calculated by multiplying the product of the Interest Rate for that Interest Period and the outstanding principal amount of the MTN by the applicable Day Count Fraction.

10.3                        Calculation of other amounts

If the relevant Pricing Supplement specifies that any other amount is to be calculated by the Calculation Agent, the Calculation Agent must, as soon as practicable after the time at which that amount is to be determined, calculate the amount in the manner specified in the relevant Pricing Supplement.

10.4                        Notification of Interest Rate, interest payable and other items

The Calculation Agent must notify the Issuer, the Registrar, the Paying Agent, any other Agent, the MTN Holders and any stock exchange or other relevant authority on which the MTNs are listed of:

(a)                                  each Interest Rate, the Interest Amount and each other amount, item or date calculated or determined by it together with the relevant Interest Payment Date; and

(b)                                 any amendment to any amount, item or date referred to in paragraph (a) arising from any extension or reduction in any relevant Interest Period or calculation period.

The Calculation Agent must give notice under this Condition as soon as practicable after it makes its determination. However, unless otherwise specified in the Pricing Supplement, it must give notice of each Interest Rate, the amount of interest payable and each Interest Payment Date by the fourth day of the relevant Interest Period.

The Calculation Agent may amend its determination of any amount, item or date (or make appropriate alternative arrangements by way of adjustment) as a result of the extension or reduction of the Interest Period without prior notice but must notify the Issuer, the Registrar, the Paying Agent, any other Agent, the MTN Holders and any stock exchange or other relevant authority on which such MTNs are listed after doing so.

10.5                        Determination final

The determination by the Calculation Agent of all amounts, rates and dates falling to be determined by it under these Conditions is, in the absence of manifest error, final and binding on the Issuer, the Registrar, the Paying Agent and each MTN Holder.

10.6                        Rounding

For the purposes of any calculations required under these Conditions (unless otherwise specified in the Pricing Supplement):

(a)                                  all percentages resulting from the calculations must be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent, being rounded up to 0.00001 per cent.);

(b)                                 all figures must be rounded to five significant figures (with halves being rounded up); and

(c)                                  all amounts that are due and payable must be rounded to the nearest cent (with halves being rounded up).

Part 4 Redemption and purchase

11                                  Redemption and purchase

11.1                        Scheduled redemption

Each MTN is redeemable by the Issuer on the Maturity Date at its Final Redemption Amount unless:

(a)                                  the MTN has been previously redeemed; or

(b)                                 the MTN has been purchased and cancelled; or

(c)                                  the Pricing Supplement states that the MTN has no fixed Maturity Date.

11.2                        FX Event Linked Redemption Amounts

If this Condition 11.2 is specified in the relevant Pricing Supplement as being applicable, the Final Redemption Amount on the relevant date for its determination shall be determined by the Calculation Agent on the following basis:

(a)                                  if the Calculation Agent determines that an FX Event shall have occurred, the Final Redemption Amount shall be the principal amount or such other amount as shall be specified in the relevant Pricing Supplement as being the “FX Event Amount”; and

(b)                                 if the Calculation Agent determines that an FX Event shall not have occurred, the Final Redemption Amount shall be the principal amount or such other amount as is specified in the relevant Pricing Supplement as being the “Non-FX Event Amount”.

11.3                        Determination of Observation Period FX Event and Determination Date FX Event

The determination made by the Calculation Agent under Condition 11.2 (“FX Event Linked Redemption Amounts”) of whether an Observation Period FX Event and/or a Determination Date FX Event shall have occurred or not shall be made in good faith and in a commercially reasonable manner.

The Calculation Agent (i) may, at any time or times, during the Observation Period, and (ii) if an Observation Period FX Event has not previously occurred, shall, at the Determination Time on the Determination Date, determine if an Observation Period FX Event has occurred.

As soon as practicable after an Observation Period FX Event shall have occurred, the Calculation Agent shall inform the Issuer and the MTN Holders thereof.

The Calculation Agent shall, at the Determination Time on the Determination Date, determine if a Determination Date FX Event has occurred or not.

As soon as practicable after it has made its determination on the Determination Date of whether a Determination Date FX Event shall have occurred or not and, if it has not previously done so, of whether an Observation Period FX Event shall have occurred or not, the Calculation Agent shall inform the Issuer and the MTN Holders thereof (and of whether an FX Event has occurred or not).

References in Conditions 11.2 (“FX Event Linked Redemption Amounts”) and this Condition 11.3 to an Observation Period FX Event or (as the case may be) a Determination Date FX Event shall not be applicable when an FX Event is not defined by reference to such term.

11.4                        FX Rate Linked Redemption Amounts

If this Condition 11.4 is specified in the relevant Pricing Supplement as being applicable, the Final Redemption Amount shall be determined by the Calculation Agent on the FRA Determination Date in accordance with the FRA Formula specified in the relevant Pricing Supplement.

11.5                        Partly Paid MTNs

Each Partly Paid MTN is redeemable on the Maturity Date in accordance with the Pricing Supplement.

11.6                        Instalment MTNs

Each Instalment MTN is partially redeemable in the Instalment Amounts and on the Instalment Dates specified in the Pricing Supplement. The principal amount of each Instalment MTN is reduced by the Instalment Amount with effect from the relevant Instalment Date.

11.7                        Early redemption for taxation reasons

The Issuer may redeem all (but not some) of the MTNs of a Series in whole before their Maturity Date at their Early Redemption Amount (Tax) and any interest accrued thereon to (but excluding) the date of redemption together with any other amounts payable in respect of the MTNs under these Conditions if the Issuer is required under Condition 14.2 (“Withholding Tax”) to increase the amount of a payment in respect of a MTN.

However, the Issuer may only do so if:

(a)                                  the Issuer has given at least 30 days’ (and no more than 60 days’) or any other period specified in the Pricing Supplement notice to the Registrar, the MTN Holders, each other Agent and any stock exchange or other relevant authority on which the MTNs are listed; and

(b)                                 before the Issuer gives the notice under paragraph (a), the Registrar has received:

(i)            a certificate signed by two Authorised Officers of the Issuer; and

(ii)           an opinion of independent legal advisers of recognised standing in the Relevant Tax Jurisdiction,

that the Issuer would be required under Condition 14.2 (“Withholding Tax”) to increase the amount of the next payment due in respect of some or all of the MTNs of that Series; and

(c)                                  in the case of Fixed Rate MTNs, no notice of redemption is given earlier than 90 days before the earliest date on which the Issuer would be obliged to pay Additional Amounts; and

(c)                                  in the case of Floating Rate MTNs and other MTNs bearing a floating rate of interest;

(i)            the proposed date of redemption is an Interest Payment Date; and

(ii)           no notice of redemption is given earlier than 60 days before the Interest Payment Date occurring immediately before the earliest date on which the Issuer would be obliged to pay Additional Amounts.

11.8                        Early redemption at the option of MTN Holders (MTN Holder put)

If the relevant Pricing Supplement states that a MTN Holder may require the Issuer to redeem all or some of the MTNs of a Series held by that MTN Holder before their Maturity Date under this Condition, the Issuer must redeem the MTNs specified by that MTN Holder at their Early Redemption Amount (Put) and any interest accrued thereon to (but excluding) the date of redemption together with any other amounts then due and payable in respect of the MTNs under these Conditions if the following conditions are satisfied:

(a)                                  the amount of MTNs to be redeemed is a multiple of their Denomination; and

(b)                                 the MTN Holder has given at least 45 days’ (and no more than 60 days’) (or any other period specified in the relevant Pricing Supplement) notice, to the Issuer and the Registrar by delivering to the Specified Office of the Registrar during normal business hours a completed and signed redemption notice in the form obtainable from the Specified Office of the Registrar together with any evidence the Registrar may require to establish title of the MTN Holder to the relevant MTN;

(c)                                  the notice referred to in paragraph (b) specifies an account to which the payment should be made or an address to where a cheque for payment should be sent;

(d)                                 the redemption date is an Early Redemption Date (Put) specified in the Pricing Supplement; and

(e)                                  any other condition specified in the relevant Pricing Supplement is satisfied.

A MTN Holder may not require the Issuer to redeem any MTN under this Condition 11.8 if the Issuer has previously given notice that it will redeem that MTN under Condition 11.7 (“Early redemption for taxation reasons”) or Condition 11.9 (“Early redemption at the option of the Issuer (Issuer call)”).

11.9                        Early redemption at the option of the Issuer (Issuer call)

If the relevant Pricing Supplement states that the Issuer may redeem all or some of the MTNs of a Series before their Maturity Date under this Condition, the Issuer may redeem so many of the MTNs specified in the Pricing Supplement in the manner specified in the Pricing Supplement at their Early Redemption Amount (Call) and any interest accrued thereon to (but excluding) the date of redemption together with any other amounts then due and payable in respect of the MTNs under these Conditions.

However, the Issuer may only do so if:

(a)                                  the amount of MTNs to be redeemed is, or is a multiple of, their Denomination; and

(b)                                 the Issuer has given at least 30 days’ (and no more than 60 days’) (or any other period specified in the relevant Pricing Supplement) notice to the Paying Agent, the Registrar, the MTN Holders, each other Agent and any stock exchange or other relevant authority on which the MTNs are listed; and

(c)                                  the proposed redemption date is an Early Redemption Date (Call); and

(d)                                 any other condition specified in the relevant Pricing Supplement is satisfied.

11.10                 Mandatory Early Redemption

If, at the Trigger Determination Time on any relevant Trigger Determination Date, the FX Rate as defined in Condition 23, any applicable index value,any equity price or any commodity price or any other variable specified in the relevant Pricing Supplement, except that all references to “Interest Determination Date” and “Relevant Time” shall be deleted and replaced with the term “Trigger Determination Date” and “Trigger Determination Time”, respectively, for the purposes of this Condition 11.10) is, as specified in the Pricing Supplement (i) equal to or greater than, (ii) equal to or lower than or (iii) equal to, the Trigger (the “Trigger Event”) as determined by the Calculation Agent, whereupon the MTNs shall be subject to mandatory early redemption without further notice to the MTN Holders at the Mandatory Early Redemption Amount, in whole but not in part, on the relevant Mandatory Early Redemption Date.

As soon as practicable after the Calculation Agent has determined on any relevant Trigger Determination Date whether the FX Rate is or not, as specified in the Pricing Supplement (i) equal to or greater than, (ii) equal to or lower than or (iii) equal to, the Trigger, the Calculation Agent shall notify the other Agents, the Issuer and the MTN Holders thereof.

11.11                 Calculation of Redemption Amounts

Unless the relevant Pricing Supplement or these Conditions state otherwise, the Redemption Amount payable on redemption at any time before the Maturity Date for a MTN (other than a Zero Coupon MTN), is an amount equal to the sum of the outstanding principal amount and any interest accrued on it to but excluding the date of redemption (and not otherwise payable on that date).

Where the calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year must be made on the basis of the Day Count Fraction specified in the relevant Pricing Supplement for the purposes of this Condition.

In the case of a Zero Coupon MTN, the Redemption Amount is the Amortised Face Amount calculated as at the date of redemption.

11.12                 Effect of notice of redemption

Any notice of redemption given under this Condition 11 (“Redemption”) is irrevocable.

11.13                 Late payment

If an amount is not paid under this Condition 11 (“Redemption”) when due, then:

(a)                                  for an MTN (other than a Zero Coupon MTN):

(i)            interest continues to accrue on the unpaid amount (both before and after any demand or judgment) at the default rate specified in the Pricing Supplement (or, if no default rate is specified, the last applicable Interest Rate) until the date on which payment is made to the MTN Holder; or

(ii)           the obligation to pay the amount is replaced by an obligation to pay an amount determined in the manner specified in the Pricing Supplement; and

(b)                                 for a Zero Coupon MTN, the obligation to pay the amount is replaced by an obligation to pay the Amortised Face Amount calculated as at the date on which payment is made to the MTN Holder (or as otherwise specified in the Pricing Supplement).

11.14                 Calculation Agent determinations

All determinations made by the Calculation Agent shall (in the absence of wilful misconduct, bad faith or manifest error) be binding on the Issuer and the MTN Holders, and (in the absence as aforesaid) no liability to the MTN Holders shall attach to the Calculation Agent in connection with the exercise by it of its powers, duties or discretions hereunder.

11.15                 Purchase

The Issuer and any of its Subsidiaries may at any time purchase MTNs in the open market or otherwise and at any price. If purchases are made by tender, tenders must be available to all MTN Holders alike. MTNs purchased under this Condition 10.10 may be held, resold or cancelled at the discretion of the purchaser (and if MTNs are to be cancelled, the Issuer) subject to compliance with any applicable law or requirement of any stock exchange or other relevant authority on which the MTNs.

Part 5 Payments

12                                  General payments

12.1                        Summary of payment provisions

Payments in respect of MTNs will be made in accordance with Condition 13 (“Payments”).

12.2                        Payments subject to laws

All payments are subject to all applicable laws in the place of payment, but without prejudice to Condition 14 (“Taxation”).

12.3                        Payments on business days

Unless the relevant Pricing Supplement states otherwise, all payments in respect of any MTN must be made in accordance with the Following Business Day Convention and, in each such case, the MTN Holder is not entitled to any additional payment in respect of that delay.

12.4                        Currency indemnity

The Issuer waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due. However, if a MTN Holder receives an amount in a currency other than that in which it is due:

(a)                                  it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual costs in connection with the conversion; and

(b)                                 the Issuer satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the costs of the conversion.

13                                  Payments

13.1                        Payment of principal

Payments of principal and any final Instalment Amount in respect of a MTN will be made to each person registered at 10.00 am on the payment date as the holder of that MTN.

13.2                        Payment of interest

Payments of interest and Instalment Amounts (other than the final Instalment Amount) in respect of a MTN will be made to each person registered at the close of business on the Record Date as the holder of that MTN.

13.3                        Payments to accounts

Payments in respect of MTNs will be made:

(a)                                  if the MTNs are held in the Austraclear System, by crediting on the payment date, the amount due to:

(i)                                     the account of Austraclear (as the MTN Holder) in Australia previously notified to the Issuer and the Registrar; or

(ii)                                  if requested by Austraclear, the accounts of the persons in whose Security Record (as defined in the Austraclear Regulations) that MTN is recorded in the country of the currency in which the MTN is denominated as previously notified by Austraclear to the Issuer and the Registrar in accordance with Austraclear Regulations; and

(b)                                 if the MTNs are not held in the Austraclear System, by crediting on the payment date, the amount then due under each MTN to an account in Australia previously notified by the MTN Holder to the Issuer and the Registrar.

13.4                        Payments by cheque

If the MTN Holder has not notified the Registrar of an account under Condition 13.3(b) (“Payments to accounts”) to which payments to it must be made by the close of business on the Record Date, payments in respect of the MTN will be made by cheque sent by prepaid post on the Business Day immediately before the payment date, at the risk of the registered MTN Holder, to that MTN Holder (or to the first named joint holder of that MTN) at its address appearing in the Register at the close of business on the Record Date. Cheques sent to the nominated address of a MTN Holder are taken to have been received by the MTN Holder on the payment date and, no further amount is payable by the Issuer in respect of the MTNs as a result of the MTN Holder not receiving payment on the due date.

13.5                        No US Payment

No payments will be made to an address in the United States of America or to an account in the United States of America.

14                                  Taxation

14.1                        No set-off, counterclaim or deductions

All payments in respect of the MTNs must be made in full without set-off or counterclaim, and without any withholding or deduction in respect of Taxes unless prohibited by law.

14.2                        Withholding tax

Subject to Condition 14.3 (“Withholding tax exemptions”), if a law requires the Issuer to withhold or deduct an amount in respect of Taxes from a payment in respect of the MTNs such that the MTN Holder would not actually receive on the due date the full amount provided for under the MTNs, then:

(a)                                  the Issuer agrees to deduct the amount for the Taxes (and any further withholding or deduction applicable to any further payment due under paragraph (b) below); and

(b)                                 if the amount deducted or withheld is in respect of Taxes imposed by a Relevant Tax Jurisdiction, the amount payable is increased so that, after making the deduction and further deductions applicable to additional amounts payable under this Condition 14.2, each MTN Holder is entitled to receive (at the time the payment is due) the amount it would have received if no such withholdings or deductions had been required to be made.

14.3                        Withholding tax exemptions

The Issuer is not required to pay an Additional Amount under Condition 14.2(b) (“Withholding tax”) if the obligation to do so arises as a result of any one or more of the following:

(a)                                  the deduction is required

(i)                                     in respect of Taxes by reason of the MTN Holder having some connection with a Relevant Tax Jurisdiction other than the mere holding of the MTN or receipt of payment in respect of the MTN;

(ii)                                  as a result of the MTN being presented for payment by or on behalf of a MTN Holder, who would not be subject to such withholding or deduction if he were to comply with any certification, identification, or other reporting requirements concerning nationality or residence or any connection with the Kingdom of Sweden; or

(iii)                               as a result of the MTN being presented for payment in the Kingdom of Sweden; or

(iv)                              as a result of the MTN being presented for payment by or on behalf of a MTN Holder who would be able to avoid such withholding or deduction by presenting the relevant MTN in a Member State of the European Union;

(b)                                 the deduction is required as a result of Taxes which would not be required to be deducted if the MTN Holder (a person acting on its behalf):

(i)                                     provided the Issuer, its agent or any tax authority with their name, address, registration number or similar details or any relevant tax exemption or similar details; or

(ii)                                  ensured that any third party complied with any other statutory requirements (such as making a declaration of non-residence or similar claim) for any relevant tax exemptions;

(c)                                  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Council Savings Directive 2003/48/EC dated 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)                                 in such other circumstances as specified in any Pricing Supplement.

15                                  Time limit for claims

A claim against the Issuer for a payment under a MTN is void unless presented for payment within 10 years (in the case of principal) and 5 years (in the case of interest and other amounts) from the relevant due date for payment.

Part 6 Events of Default

16                                  Events of Default

16.1                        Event of Default

An Event of Default occurs in relation to a Series of MTNs if one or more of the following events occurs and is continuing:

(a)                                  (payment default) the Issuer defaults for more than 15 days in any payment due in respect of any of the MTNs of the relevant Series; or

(b)                                 (other default) the Issuer defaults in the performance or observance of any other obligation of the Issuer under any Instrument of the relevant Series which default continues for 30 days after written notice requiring such default to be remedied shall have been given by any Holder to the Issuer; or

(c)                                  (cross-default) any Person becomes entitled either validly to require premature repayment of any indebtedness for money borrowed by the Issuer following a default in respect thereof or validly to enforce any security therefor (and does so require or, as the case may be, enforce) or the Issuer defaults in the repayment of any such indebtedness at the maturity thereof or at the expiration of any applicable grace period therefor or any guarantee of any indebtedness for money borrowed given by the Issuer shall not be honoured when due and called upon provided that the occurrence of any of the events described in this paragraph shall not constitute an Event of Default unless the indebtedness concerned or the liability of the Issuer under the guarantee concerned exceeds ten million United States Dollars (U.S.$10,000,000) or its equivalent in the currency in which the obligations in respect of which such event occurs are denominated; or

(d)                                 (insolvency) bankruptcy or insolvency proceedings which have not been dismissed or suspended within 60 days of the commencement thereof are instituted against the Issuer in any competent court or the

Issuer shall be put into liquidation or shall petition or apply to any tribunal or authority for, or have or suffer to be appointed, any administrator, receiver, liquidator, trustee or intervenor for it or any substantial part of its assets, or shall otherwise enter into any settlement or commence any proceedings under any law, regulation or decree of any applicable jurisdiction relating to reorganisation, arrangement, readjustment of its debts, dissolution or liquidation, or shall be unable to, or shall admit inability to pay its debts as they fall due.

16.2                        Notification of an Event of Default

If an Event of Default occurs under this Condition 16 (“Events of Default”), the Issuer must, promptly after becoming aware of it, notify the Registrar in writing of the Event of Default (and specify details of it) and use its reasonable endeavours to procure that the Registrar promptly notifies the MTN Holders of the occurrence of the Event of Default in writing.

16.3                        Consequences of an Event of Default - Senior MTNs

If any Event of Default occurs and continues unremedied in relation to the MTNs of any Series, then the MTN Holders of not less than 25% in nominal amount of the MTNs then outstanding in that Series, or the MTN Holders by an Extraordinary Resolution, may declare by notice to the Issuer (with a copy to the Registrar) that the Final Redemption Amount applicable to each MTN held by the MTN Holder in that Series is immediately due and payable (together with accrued interest (if any) and any other amounts payable in respect of each such MTN under these Conditions).

Part 7 General

17                                  Agents

17.1                        Role of Agents

In acting under an Agency Agreement, each Agent act solely as agent of the Issuer and does not assume any obligations towards or relationship of agency or trust for or with any MTN Holders.

17.2                        Appointment and replacement of Agents

Each initial Agent and its initial Specified Office for a Series of MTNs is specified in the relevant Pricing Supplement. The initial Calculation Agent (if any) is specified in the relevant Pricing Supplement. Subject to Condition 17.3 (“Required Agents”), the Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint a successor.

17.3                        Required Agents

The Issuer must:

(a)                                  at all times maintain a Registrar with an office located in New South Wales; and

(b)                                 if a Calculation Agent is specified in the relevant Pricing Supplement, at all times maintain a Calculation Agent.

17.4                        Change of Agent

Notice of any change of an Agent or its Specified Offices must promptly be given to the MTN Holders by the Issuer or the Agent on its behalf.

18                                  Meetings of MTN Holders

The Meetings Provisions contain provisions (which have effect as if incorporated in these Conditions) for convening meetings of the MTN Holders of any Series to consider any matter affecting their interests, including any variation of these Conditions by Extraordinary Resolution.

19                                  Variation

19.1                        Variation without consent

Any Condition may be amended by the Issuer without the consent of the MTN Holders if the amendment:

(a)                                  is of a formal, minor or technical nature; or

(b)                                 is made to correct a manifest error;

(c)                                  is made to cure any ambiguity or correct or supplement any defective or inconsistent provision and in the reasonable opinion of the Issuer, is not materially prejudicial to the interests of the MTN Holders; or

(d)                                 only applies to MTNs issued by it after the date of amendment.

19.2                        Variation with Consent

Unless Condition 19.1 (“Variation without consent”) applies, any Condition may be varied by the Issuer with the consent of the MTN Holders by Extraordinary Resolution in accordance with the Meetings Provisions.

20                                  Further issues

The Issuer may from time to time, without the consent of the MTN Holders issue further MTNs having the same Conditions as the MTNs of any Series in all respects (or in all respects except for the first payment of interest and denomination) so as to form a single series with the MTNs of that Series.

21                                  Notices

21.1                        Notices to MTN Holders

All notices and other communications to MTN Holders must be in writing and must be sent by prepaid post (airmail if appropriate) or left at the address of the MTN Holder (as shown in the Register at the close of business on the day which is 3 Business Days before the date of the notice or communication).

They may also be:

(a)                                  given by an advertisement published in the Australian Financial Review or The Australian; or

(b)                                 if the Pricing Supplement specifies an additional or alternate newspaper, they may be given by publication in that newspaper.

21.2                        Notice to Issuer and Agents

All notices and other communications to the Issuer or an Agent must be in writing and may be left at the address of, or sent by prepaid post (airmail, if appropriate) to, the Specified Office of the Issuer or the Agent.

21.3                        When effective

They take effect from the time they are received unless a later time is specified in them.

21.4                        Deemed Receipt - publication in newspaper

If published in a newspaper, they are taken to be received on the first date that publication has been made in all the required newspapers.

21.5                        Deemed Receipt - postal

If sent by post, they are taken to be received on the fifth day after posting.

22                                  Governing law

22.1                        Governing law

The MTNs are governed by the law in force in New South Wales.

22.2                        Jurisdiction

The Issuer and each MTN Holder submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. The Issuer waives any right it has to object to an action being brought in those courts including by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

22.3                        Serving documents

Without preventing any other method of service, any document in any action may be served on a party by being delivered or left at their registered office or principal place of business.

22.4                           Appointment of process agent

The Issuer irrevocably appoints Dabserv Corporate Services Pty Ltd (ABN 73 001 824 111) currently of Level 53, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW, 2000, Australia, as its process agent to receive any document in any action in connection with the MTNs.

If for any reason the process agent ceases to be able to act as process agent, the Issuer must promptly appoint another person with an office located in the State of New South Wales, Australia as process agent. The Issuer shall promptly notify the Registrar and the MTN Holders of any such appointment.

The Issuer agrees that the service of documents on the process agent or any other person appointed under this Condition 22 be sufficient service on it.

23                                  Interpretation

23.1                        Definitions

In these Conditions the following expressions have the following meanings:

Accrual Yield has the meaning given in the relevant Pricing Supplement.

Additional Amount means an additional amount payable by the Issuer under Condition 14.2 (“Withholding tax”).

Agency Agreement means:

(a)                                  the agreement entitled “Agency and Registry Services Agreement” dated on or about the date of the Note Deed Poll between the Issuer and the Registrar in relation to MTNs; and

(b)                                 any other agreement between the Issuer and an Agent specified in the Pricing Supplement.

Agent means the Registrar, the Calculation Agent, the Paying Agent and any additional agent appointed under an Agency Agreement from time to time.

Amortised Face Amount means, in relation to an MTN, an amount equal to the sum of:

(c)                                  the issue price specified in the Pricing Supplement; and

(d)                                 the amount resulting from the application of the Accrual Yield specified in the Pricing Supplement (compounded annually) to the Reference Price (as specified in the Pricing Supplement) from (and including) the Issue Date specified in the Pricing Supplement to (but excluding) the date fixed for redemption or (as the case may be) the date the MTN becomes due and repayable.

If the calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year must be made on the basis of the Day Count Fraction specified in the Pricing Supplement.

Assets means the unconsolidated gross assets of the Issuer.

Austraclear means Austraclear Limited (ABN 94 002 060 773).

Austraclear Regulations means the regulations known as “Regulations and Operating Manual” established by Austraclear to govern the use of the Austraclear System.

Austraclear System means the system operated by Austraclear in Australia for holding securities and electronic recording and settling of transactions in those securities between members of that system.

Australian Stock Exchange means the Australian Stock Exchange Limited (ABN 98 009 624 691).

Authorised Officer means, in the case of the Issuer, a person appointed by the Issuer as an Authorised Officer for the purposes of the Programme Documents (as defined in the Dealer Agreement).

Business Day means a day on which banks are open for general banking business in Sydney and in each (if any Relevant Financial Centre specified in the Pricing Supplement (not being a Saturday, Sunday or public holiday in that place) and if

(a)                                  a MTN to be lodged in the Austraclear System is to be issued; or

(b)                                 a payment is to be made in respect of a MTN which is lodged in the Austraclear System,

a day on which the Austraclear System is operating.

Business Day Convention means a convention for adjusting any date if it would otherwise fall on a day that is not a Business Day and the following conventions, where specified in the relevant Pricing Supplement, in relation to any date applicable to any MTN, have the following meanings:

(a)                                  Floating Rate Convention means that the date is postponed to the next following day which is a Business Day unless that day falls in the next calendar month, in which event:

(ii)                                  that date is brought forward to the first preceding day that is a Business Day; and

(iii)                               each subsequent Interest Payment Date is the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the Pricing

Supplement after the preceding applicable Interest Payment Date occurred;

(b)                                 Following Business Day Convention means that the date is postponed to the first following day that is a Business Day;

(c)                                  Modified Following Business Day Convention or Modified Business Day Convention means that the date is postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date is brought forward to the first preceding day that is a Business Day;

(d)                                 Preceding Business Day Convention means that the date is brought forward to the first preceding day that is a Business Day;

(e)                                  No Adjustment means that the relevant date must not be adjusted in accordance with any Business Day Convention.

If no convention is specified in the Pricing Supplement, the Following Business Day Convention applies. Different conventions may be specified in relation to, or apply to, different dates.

Calculation Agent means the Registrar or any other person specified in the Pricing Supplement as the Calculation Agent.

Commodity Linked MTN means an MTN in respect of which the amount payable in respect of interest, return and/or redemption is calculated by reference to the value of one or more commodities or by reference to an index or formula based upon the price of one or more commodities as specified in the relevant Pricing Supplement.

Condition means a condition in schedule 2 (“MTN Conditions”) of the Note Deed Poll as supplemented, amended or replaced by the relevant Pricing Supplement.

Corporations Act means the Corporations Act 2001 of Australia.

Credit Linked MTN means an MTN in respect of which the amount payable in respect of interest, return and/or redemption is calculated by reference to the occurrence of specified credit events affecting specified reference entities under the terms of a specified credit default swap, all as specified in the relevant Pricing Supplement.

Day Count Fraction means, in respect of the calculation of interest for any period of time (“Calculation Period”), the day count fraction specified in the Pricing Supplement and:

(a)                                  if “Actual/Actual (ISMA)” is so specified, means:

(i)                                     where the Calculation Period is equal to or shorter than the Regular Period during which it falls, the actual number of days in the Calculation Period divided by the product of (1)

the actual number of days in such Regular Period and (2) the number of Regular Periods normally ending in any year; and

(ii)                                  where the Calculation Period is longer than one Regular Period, the sum of:

(A)                              the actual number of days in such Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(B)                                the actual number of days in such Calculation Period falling in the next Regular Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods normally ending in any year;

(b)                                 if “Actual/365” or “Actual/Actual (ISDA)” is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of:

(iv)                              the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366; and

(v)                                 the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(c)           if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Calculation Period divided by 365;

(d)           if “Actual/360” is so specified, means the actual number of days in the Calculation Period divided by 360;

(e)           if “30/360” is so specified, means the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months unless:

(i)                                     the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day is not considered to be shortened to a 30-day month; or

(ii)                                  the last day of the Calculation Period is the last day of the month of February, in which case the month of February is not considered to be lengthened to a 30-day month);

(f)                                    if “30E/360” or “Eurobond Basis” is so specified means, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve

30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of a Calculation Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February is not considered to be lengthened to a 30-day month); and

(g)                                 if “RBA Bond Basis” or “Australian Bond Basis” is so specified, means one divided by the number of Interest Payment Dates in a year; and

(h)                                 any other day count fraction specified in the Pricing Supplement.

Dealer Agreement means the dealer agreement dated on or around the date of the Note Deed Poll entered into between the Issuer and the Dealers (as defined therein).

Denomination means the notional face value of a MTN specified in the Pricing Supplement.

Determination Date means the date specified as such in the relevant Pricing Supplement, subject to such adjustments, if any, as shall be specified in the relevant Pricing Supplement.

A Determination Date FX Event shall occur if the Calculation Agent determines that, at or about the Determination Time on the Determination Date, a trade could have been executed in the Spot Market exchanging an amount in the First Currency for an amount in the Second Currency at an FX greater than, or equal to or greater than, or less than, or equal to or less than (as specified in the relevant Pricing Supplement), the rate specified as “Determination Date FX” in the relevant Pricing Supplement.

Determination Time means the time specified as such in the relevant Pricing Supplement.

Early Redemption Amount (Call) means the amount payable on redemption of a MTN in accordance with Condition 11.9 (“Early Redemption at the option of the Issuer (Issuer Call)” in accordance with the Pricing Supplement

Early Redemption Amount (Put) means the amount payable on a redemption of a MTN in accordance with Condition 11.8 (“Early Redemption at the option of MTN Holders (MTN Holder Put)” in accordance with the Pricing Supplement.

Early Redemption Amount (Tax) means the amount payable on a redemption of a MTN in accordance with Condition 11.7 (“Early Redemption for taxation reasons”) in accordance with the Pricing Supplement.

Early Redemption Date (Call) means a date on which redemption in accordance with Condition 11.9 (“Early Redemption at the option of the Issuer (Issuer Call)”) is permitted under the relevant Pricing Supplement.

Early Redemption Date (Put) means a date on which redemption in accordance with Condition 11.8 (“Early Redemption at the option of MTN

Holders (MTN Holder put)”) is permitted under the relevant Pricing Supplement.

Equity Linked MTN means an MTN in respect of which the amount payable in respect of interest, return and/or redemption is calculated by reference to a stock or equity or formula or fund as specified in the relevant Pricing Supplement.

Event of Default has the meaning given to that term in Condition 16 (“Events of Default”).

Extraordinary Resolution has the meaning given in the Meetings Provisions.

Fall-Back Screen Page has the meaning given in the relevant Pricing Supplement.

Final Redemption Amount means:

(a)                                  for a MTN (other than a Zero Coupon MTN) the outstanding principal amount as at the date of redemption or any other amount specified in, or determined in accordance with, the Pricing Supplement; and

(b)                                 for a Zero Coupon MTN, the Amortised Face Amount calculated as at the date of redemption.

and also includes any final instalment and any other amount in the nature of a redemption amount specified in, or determined in accordance with, the Pricing Supplement or these Conditions.

First Currency has the meaning given in the relevant Pricing Supplement.

Fixed Interest Amount(s) has the meaning given in the relevant Pricing Supplement.

Fixed Interest Rate has the meaning given in the relevant Pricing Supplement.

Fixed Rate MTN means a MTN on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on any other dates as specified in the Pricing Supplement.

Fixed Rate Period means each Interest Period from and including the date specified in the Pricing Supplement to but excluding the date specified in Pricing Supplement.

Floating Rate MTN means a MTN on which interest is calculated at a floating rate payable 1, 2, 3, 6, or 12 monthly or in respect of any other period or on any date specified in the Pricing Supplement.

FRA Determination Date has the meaning given in the relevant Pricing Supplement.

FRA Formula has the meaning given in the relevant Pricing Supplement.

FX means, at any time, the spot foreign exchange rate for exchanging an amount in the First Currency for an amount in the Second Currency in the Spot Market at such time, expressed as a number of the First Currency per one of the Second Currency.

An FX Event shall occur if an Observation Period FX Event shall have or shall have not occurred and/or a Determination Date FX Event shall have or shall not have occurred, as specified in the relevant Pricing Supplement.

FX Rate as used in the Indexed Interest Formula, shall mean, as specified in the relevant Pricing Supplement, (i) the bid rate or (ii) the offered rate or (iii) the arithmetic mean of the bid rate and offered rate, appearing in the Specified Columns (if applicable), for the Relevant Exchange Rate on the Relevant Screen Page (or such other page as may replace that page on that service) at the Relevant Time on each Interest Determination Date, provided that if no such Relevant Exchange Rate(s) is or are published on the Relevant Screen Page (or such other page as may replace that page on that service), or the Relevant Screen Page (or such other page as may replace that page on that service) is not available at the Relevant Time on the relevant Interest Determination Date, the FX Rate shall mean, as applicable, (i) the bid rate or (ii) the offered rate or (iii) the mid rate, which shall be the arithmetic mean of the bid rate and offered rate, appearing in the Specified Columns (if applicable) for the Relevant Exchange Rate on the Fall-Back Screen Page (or such other page as may replace that page on that service) at the Relevant Time on the relevant Interest Determination Date, each of the above as specified in the Pricing Supplement.

FX Rate Linked MTN means an MTN, in respect of which the amount payable in respect of interest, return and/or redemption is calculated by reference to an FX Rate.

FXFRA Rate, as used in the FRA Formula, shall mean, as specified in the relevant Pricing Supplement (i) the bid rate or (ii) the offered rate or (iii) the arithmetic mean of the bid rate and the offered rate, appearing in the Specified Columns (if applicable), for the Relevant Exchange Rate which appears on the Relevant Screen Page (or such other page as may replace that page on that service) at the Relevant Time on the FRA Determination Date, provided that if no such Relevant Exchange Rate(s) is or are published on the Relevant Screen Page (or such other page as may replace that page on that service), or the Relevant Screen Page (or such other page as may replace that page on that service) is not available at the Relevant Time on the FRA Determination Date, the FXFRA Rate shall mean, as applicable (i) the bid rate or (ii) the offered rate or (iii) the mid-rate, which shall be the arithmetic mean of bid rate and the offered rate, appearing in the Specified Columns (if applicable) for the Relevant Exchange Rate on the Fall-back Screen Page (or such other page as may replace that page on that service) at the Relevant Time on the FRA Determination Date.

Indebtedness for Moneys Borrowed in relation to any entity means:

(a)                                  any indebtedness for an amount borrowed by that entity;

(b)                                 any indebtedness under any acceptance credit opened on behalf of that entity;

(c)                                  any indebtedness under any debenture, note, bill of exchange or commercial paper on which that entity is liable as drawer, acceptor, endorser, issuer or otherwise; and

(d)                                 any indebtedness for an amount deposited with that entity;

but shall not include an obligation in respect of funds raised by that entity by means of shares in that entity.

Indexed Interest Amount has the meaning given in the relevant Pricing Supplement.

Indexed Interest Formula has the meaning given in the relevant Pricing Supplement.

Indexed Interest Period means the period of time from and including the date specified in the Pricing Supplement to but excluding the date specified in Pricing Supplement.

Index Linked MTN means an MTN in respect of which the amount payable in respect of interest, return and/or redemption is calculated by reference to an index or a formula or both as specified in the Pricing Supplement.

Information Memorandum means at any time, the latest information memorandum (and any supplement to it) prepared on behalf of the Issuer and approved by it in writing in connection with the issue of MTNs.

Instalment Amounts has the meaning given in the Pricing Supplement.

Instalment Dates has the meaning given in the Pricing Supplement.

Instalment MTN means an MTN which is redeemable in one or more instalments as specified in the Pricing Supplement.

Interest Amount means in relation to an MTN and an Interest Period, the amount of interest payable in respect of that MTN for that Interest Period.

Interest Commencement Date means, for a MTN, the Issue Date of the MTN or any other date so specified in the relevant Pricing Supplement.

Interest Determination Date has the meaning given in the Pricing Supplement.

Interest Payment Date means each date so specified in, or determined in accordance with, the Pricing Supplement.

Interest Period means each period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next Interest Payment Date. However:

(a)                                  the first Interest Period commences on (and includes) the Interest Commencement Date; and

(b)                                 the final Interest Period ends on (but excludes) the Maturity Date.

Interest Rate means, for a MTN (other than a Zero Coupon MTN), the interest rate (expressed as a percentage per annum) payable in respect of that MTN specified in the Pricing Supplement or calculated or determined in accordance with these Conditions or the relevant Pricing Supplement and includes where applicable a Fixed Interest Rate.

ISDA Definitions means the 2000 ISDA Definitions and includes in the case of Equity Linked MTNs, the 2002 Equity Derivatives Definitions, and in the case of Credit Linked MTNs, the 2003 ISDA Credit Derivative Definitions and in the case of Commodity Linked MTNs, the 2005 Commodity Definitions published by the International Swaps and Derivatives Association, Inc. (each as supplemented, amended and updated as at the Issue Date of the first Tranche of the MTNs of the relevant Series).

Issue Date means the date on which a MTN is, or is to be issued, as specified in, or determined in accordance with, the Pricing Supplement.

Issuer means AB Svensk Exportkredit.

Liabilities means the unconsolidated gross liabilities of the Issuer, as shown in the latest published audited balance sheet of the Issuer, but adjusted for contingent assets and contingent liabilities and for subsequent events, all in such manner as the directors of the Issuer or the liquidator (as the case may be) may determine.

Margin means the margin specified in, or determined in accordance with, the Pricing Supplement.

Maturity Date means, the date specified in or determined in accordance with the Pricing Supplement.

Meetings Provisions means the provisions for the convening of meetings of the MTN Holders set out in schedule 3 of the Note Deed Poll.

MTN means a medium term debt obligation of the Issuer constituted by, and owing under the Note Deed Poll, the details of which are recorded in, and evidenced by, entry in, the Register.

MTN Holder means, in respect of a MTN, the person whose name is entered in the Register as the holder of a MTN.

Note Deed Poll means the deed poll executed by the Issuer on or about 2 June 2006.

Observation Period means the period from and including the Observation Period Start Time on the Observation Period Start Date (each as defined in the relevant Pricing Supplement) to and including the Determination Time on the Determination Date, provided, however, that for the purposes of determining if an Observation Period FX Event shall have occurred, each period from but excluding 5.00 p.m., New York time, on Friday to but excluding 6.00 a.m., Sydney time, on Monday of the next week during the Observation Period shall be disregarded.

An Observation Period FX Event shall be deemed to have occurred if the Calculation Agent determines that a trade could have been executed in the Spot Market at any time during the Observation Period exchanging an amount in one currency (the “First Currency”) for an amount in another currency (the “Second Currency”) at an FX greater than, or equal to or greater than, or less than, or equal to or less than (as specified in the relevant Pricing Supplement), the rate specified as “Observation Period FX” in the relevant Pricing Supplement.

Ordinary Resolution has the meaning given to it in the Meetings Provisions.

Partly Paid MTN means an MTN in relation to which the initial subscription moneys are payable to the Issuer in two or more instalments.

Payment Date means the date on which a payment is made, as that date may adjusted in accordance with Condition 12.3 (“Payments on business days”).

Person means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality.

Pricing Supplement means, in respect of a Tranche, a pricing supplement specifying the relevant issue details in relation to it.

Record Date means the close of business in the place where the Register is maintained on the eighth calendar day before the date for payment or any date so described in the Pricing Supplement.

Redemption Amount means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Early Redemption Amount (Call), the Early Redemption Amount (Put) or any other amount in the nature of a redemption amount specified in, or determined in accordance with, the Pricing Supplement or these Conditions and also includes any final instalment.

Reference Banks means the institutions so described in the Pricing Supplement or, if none, four major banks selected by the Calculation Agent in the market that is most closely connected with the Reference Rate.

Reference Price has the meaning given in the relevant Pricing Supplement.

Reference Rate has the meaning given in the relevant Pricing Supplement.

Register means a register, including any branch register, of holders of MTNs established and maintained by or on behalf of the Issuer under an Agency Agreement.

Registrar means Austraclear Services Limited (ABN 28 003 284 419) or any other person appointed by the Issuer under an Agency Agreement to maintain the Register and perform any payment and other duties as specified in that Agreement.

Regular Period means:

(a)                                  in the case of MTNs where interest is scheduled to be paid only by means of regular payments, each Interest Period;

(b)                                 in the case of MTNs where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls; and

(c)                                  in the case of MTNs where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period.

Relevant Exchange Rate means:

(a)                                  when used in the definition of “FX Rate”, the foreign exchange rate for exchanging an amount in the First Currency for an amount in the Second Currency, expressed as a number of the First Currency per one of the Second Currency, each as specified in the Pricing Supplement. If no such Relevant Exchange Rate appears on either the Relevant Screen Page (or such other page, as may replace that page on that service) or the Fall-Back Screen Page or such other pages as may replace that page on that service at the Relevant Time on the relevant Interest Determination Date, FX Rate shall be determined by the Calculation Agent in its discretion, acting in good faith and in a commercially reasonable manner unless a second alternative fall-back provision is specified in the Pricing Supplement.

(b)                                 when used in the definition of “FXFRA Rate”, the foreign exchange rate for exchanging an amount in the First Currency for an amount in the Second Currency, expressed as a number of the First Currency per one of the Second Currency. If no such Relevant Exchange Rate appears on either the Relevant Screen Page or such other page as may replace that page on that service or the Fall-Back Screen Page or such other page as may replace that page on that service at the Relevant Time on the FRA Determination Date, FXFRA Rate shall be determined by the Calculation Agent in its discretion, acting in good faith and in a commercially reasonable manner unless a second alternative fall-back provision is added in the Pricing Supplement.

Relevant Financial Centre has the meaning given to it in the relevant Pricing Supplement.

Relevant Screen Page means:

(a)                                  the page, section or other part of a particular information service (including the Reuters Monitor Money Rates Service) specified as the Relevant Screen Page in the relevant Pricing Supplement; or

(b)                                 any other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate.

Relevant Tax Jurisdiction means the Kingdom of Sweden or a political subdivision of it.

Relevant Time has the meaning given in the Pricing Supplement.

Second Currency has the meaning given in the relevant Pricing Supplement.

Series means an issue of MTNs made up of one or more Tranches all of which form a single Series and are issued on the same Conditions except that the Issue Date, Issue Price, and interest commencement date may be different in respect of a different Tranche of a Series.

Specified Columns has the meaning given in the relevant Pricing Supplement.

Specified Office means the office specified in the Information Memorandum for the Programme or any other address notified to MTN Holders from time to time.

Specified Period has the meaning given in the relevant Pricing Supplement.

Spot Market means the global foreign exchange market determined by the Calculation Agent in its sole discretion, or as otherwise determined as set out in the relevant Pricing Supplement. Subsidiary means, in relation to any Person (the “first Person”) at any particular time, any other Person (the “second Person”):

(a)                                  whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second Person or otherwise; or

(b)                                 whose financial statements are, in accordance with applicable law and generally accepted accounting principals, consolidated with those of the first Person.

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) imposed by any authority together with any related interest, penalties and expenses in connection with them except if imposed on, or calculated having regard to the net income of a MTN Holder.

Tranche means an issue of MTNs specified as such in the Pricing Supplement issued on the same Issue Date and on the same Conditions.

Trigger has the meaning given in the relevant Pricing Supplement.

Trigger Determination Date has the meaning given in the relevant Pricing Supplement.

Trigger Determination Time has the meaning given in the relevant Pricing Supplement.

Zero Coupon MTN means an MTN which does not carry entitlement to periodic payment of interest before the redemption date of the MTN and which is issued at a discount to its principal amount.

23.2                        References to certain general terms

Unless the contrary intention appears, a reference in these Conditions to:

(a)                                  a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)                                 a document (including these Conditions) includes any variation or replacement of it;

(c)                                  law means common law, principles of equity and laws made by any parliament (and laws made by parliament include federal or state laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(d)                                 a directive means a treaty, an official directive, request, consent, regulation, guideline or policy (whether or not having the force or law) with which responsible participants in the relevant market generally comply.

(e)                                  Australian Dollars or A$ is a reference to the lawful currency of Australia;

(f)                                    a time of day is a reference to Sydney time (unless a different place is specified in the Pricing Supplement);

(g)                                 the word “person” includes an individual, a firm, a body corporate, an unincorporated association and an authority;

(h)                                 a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(i)                                     an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(j)                                     anything (including any amount) is a reference to the whole and each part of it;

(k)                                  the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

23.3                        References to particular terms

Unless the contrary intention appears, in these Conditions:

(a)                                  a reference to the Issuer, the Registrar, the Calculation Agent or another Agent is a reference to the person so specified in the Pricing Supplement;

(b)                                 a reference to the Agency Agreement is a reference to the Agency Agreement applicable to the MTNs of a particular Series;

(c)                                  a reference to a MTN is a reference to a MTN of a particular Series;

(d)                                 a reference to a MTN Holder is a reference to the holder of the MTNs of a particular Series;

(e)                                  if the MTNs are Zero Coupon MTNs which do not bear interest, references to interest are not applicable;

(f)                                    a reference to a particular date is a reference that date adjusted in accordance with the applicable Business Day Convention.

23.4                        References to principal and interest

Unless the contrary intention appears, in these Conditions:

(a)                                  any reference to “principal” is taken to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 14 (“Taxation”), any premium payable in respect of a MTN, and any other amount in the nature of principal payable in respect of the MTNs under these Conditions; and

(b)                                 the principal amount of a MTN issued at a discount is to be taken as at any time to equal the lesser of:

(i)                                     its Denomination; and

(ii)                                  if specified in the Pricing Supplement, its Amortised Face Amount at that time,

(c)                                  the principal amount of a MTN which is to vary by reference to a schedule or formula (where such determination has been previously made in accordance with these Conditions) is to be taken as at any time to equal its varied amount; and

(d)                                 any reference to “interest” is taken to include any Additional Amounts and any other amount in the nature of interest payable in respect of the MTNs under these Conditions.

(e)                                  the principal amount of a Partly Paid MTN is to be taken to equal its paid up principal amount.

(f)                                    the principal amount of an Instalment MTN at any time is to be taken to be its Denomination less the total instalments repaid to the extent that such instalments relate to a repayment of principal; and

23.5                        Number

The singular includes the plural and vice versa.

23.6                        Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of these Conditions.

23.7                        Terms defined in Pricing Supplement

Terms which are defined in the Pricing Supplement as having a defined meaning have the same meaning when used in these Conditions but if the Pricing Supplement gives no meaning or specifies that the definition is “Not Applicable”, then that definition is not applicable to the MTNs.

Note Deed Poll

Schedule 3 - Meetings Provisions

The following provisions apply to meetings of MTN Holders.

1                                         Convening a meeting

1.1                               Who can convene a meeting?

The Issuer or the Registrar may convene a meeting whenever they think fit.

The Registrar must convene a meeting if it is asked to do so in writing:

(a)                                  by the Issuer;

(b)                                 by MTN Holders who alone or together hold MTNs representing at least 10% of the outstanding principal amount of MTNs of any Series.

However, the Registrar need not convene a meeting unless it is indemnified to its satisfaction against all costs, charges and expenses incurred in convening the meeting.

1.2                               Venue

A meeting may be held at two or more venues using any technology that gives the MTN Holders as a whole a reasonable opportunity to participate.

2                                         Notice of meeting

2.1                               Period of notice

Unless otherwise agreed in writing by each MTN Holder, at least 21 days’ notice of a meeting must be given to:

(a)                                  each MTN Holder (or in the case of a MTN registered as being owned jointly, the person whose name appears first in the Register);

(b)                                 if the notice is not given by the Registrar, the Registrar; and

(c)                                  if the notice is not given by the Issuer, the Issuer.

2.2                               Contents of notice

The notice must:

(a)                                  specify the date, time and place of the meeting;

(b)                                 specify the resolutions to be proposed; and

(c)                                  explain how MTN Holders may appoint Proxies and state that Proxies may be appointed until 48 hours before the meeting but not after that time.

2.3                               Effect of failure to give notice

The accidental omission to give notice of a meeting to, or the non-receipt of notice by, any person entitled to receive notice does not invalidate any resolution passed at the meeting.

2.4                               Notices to be given in accordance with Conditions

Condition 19 (“Notices”) applies to these provisions as if it was fully set out in these provisions.

2.5                               Calculation of period of notice

If a notice must be given within a certain period of days, the day on which the notice is given, and the day on which the meeting is to be held, are not to be counted in calculating that period.

3                                       Chairman

3.1                               Nomination of chairman

The Issuer must nominate in writing a person as the chairman of a meeting.

The chairman of a meeting may, but need not, be a MTN Holder.

3.2                               Absence of chairman

If a meeting is held and:

(a)                                  a chairman has not been nominated by the Issuer pursuant to paragraph 3.1 (“Nomination of chairman”); or

(b)                                 the person nominated as chairman is not present within 15 minutes after the time appointed for the holding of the meeting, or is unable or unwilling to act,

the MTN Holders or Proxies present may appoint a chairman.

3.3                               Chairman of adjourned meeting

The chairman of an adjourned meeting need not be the same person as was the chairman of the meeting from which the adjournment took place.

4                                       Quorum

4.1                               Number for a quorum

At any meeting, any one or more MTN Holders present in person or by Proxy form a quorum for the purposes of passing the resolutions shown in the table below only if they alone or together hold (or in the case of Proxies, represent MTN Holders who hold) MTNs representing at least the proportion of the outstanding principal amount of the MTNs of the relevant Series shown in the table below.

Type of resolution	Required proportion for any meeting except for meeting previously adjourned because of lack of quorum	Required proportion for meeting previously adjourned because of lack of quorum

Extraordinary Resolution requiring a Special Quorum	75%	25%

Extraordinary Resolution	50%	No requirement

Ordinary Resolution	10%	No requirement

In determining how many MTN Holders are present, each individual attending as a Proxy is to be counted, except that:

(a)                                  where a MTN Holder has appointed more than one Proxy, only one is to be counted; and

(b)                                 where an individual is attending both as a MTN Holder and as a Proxy, that individual is to be counted only once.

4.2                               Requirement for a quorum

An item of business (other than the choosing of a chairman) may not be transacted at a meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the time the first item of business is transacted, it is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chairman of the meeting (on the chairman’s own motion or at the request of a MTN Holder or Proxy who is present) declares otherwise.

4.3                               If quorum not present

If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

(a)                                  if convened on the requisition of MTN Holders, is dissolved; and

(b)                                 in any other case, is adjourned until a date, time and place the chairman appoints. The date of the adjourned meeting must be no earlier than 14 days, and no later than 42 days after, the date of the meeting from which the adjournment took place.

4.4                               If quorum not present at adjourned meeting

If a quorum is not present within 15 minutes after the time appointed for any adjourned meeting, the chairman may dissolve the meeting.

If the meeting is not dissolved in accordance with this provision, the chairman may with the consent of (and must if directed by) any meeting adjourn the meeting to a new date, time or place. Only business which might validly (but for the lack of required quorum) have been transacted at the original meeting may be transacted at the adjourned meeting.

5                                         Adjournment of a meeting

5.1                               When a meeting may be adjourned

The chairman of a meeting may with the consent of (and must if directed by) any meeting adjourn the meeting or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and any place.

5.2                               Business at adjourned meeting

Only unfinished business is to be transacted at a meeting resumed after an adjournment.

5.3                               Notice of adjourned meeting

It is not necessary to give notice of an adjournment unless the meeting is adjourned because of a lack of a quorum. In that case, unless otherwise agreed in writing by each MTN Holder, the Issuer must give 10 days’ notice of the adjourned meeting to each person entitled to receive notice of a meeting under these provisions. The notice must state the quorum required at the adjourned meeting but need not contain any further information.

6                                         Voting

6.1                               Voting on a show of hands

Every resolution put to a vote at a meeting must be decided on a show of hands unless a poll is properly demanded and the demand is not withdrawn.

A declaration by the chairman that a resolution has been carried, or carried by a particular majority, or lost or not carried by any particular majority, is conclusive evidence of the fact. Neither the chairman nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

6.2                               When is a poll properly demanded

A poll may be demanded by:

(a)                                  the chairman;

(b)                                 the Issuer;

(c)                                  one or more persons who alone or together hold (or represent MTN Holders who hold) MTNs representing at least 2% of the principal amount of the outstanding MTNs.

The poll may be demanded before a vote is taken or before or immediately after the voting results on a show of hands are declared.

6.3                               Poll

If a poll is properly demanded, it must be taken in the manner and at the date and time directed by the chairman. The result of the poll is a resolution of the meeting at which the poll was demanded.

A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately.

A demand for a poll may be withdrawn.

The demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll was demanded.

6.4                               Equality of votes - chairman’s casting vote

If there is an equality of votes either on a show of hands or on a poll, the chairman of the meeting has a casting vote in addition to any votes to which the chairman is entitled as a MTN Holder or Proxy.

6.5                               Entitlement to vote

A MTN Holder (or, in the case of a MTN registered as being owned jointly, the person whose name appears first in the Register) may be present and vote in person at any meeting in respect of the MTN or be represented by Proxy.

Except where these provisions otherwise provide, at any meeting:

(a)                                  on a show of hands, each MTN Holder present in person and each other person present as a Proxy has one vote; and

(b)                                 on a poll each MTN Holder or Proxy present has one vote in respect of each principal amount equal to the Denomination of the MTNs of the Series in respect of which the meeting is being held of MTNs which are registered in that person’s name or in respect of which that person is a Proxy.

Without affecting the obligations of the Proxies named in any Form of Proxy, any person entitled to more than one vote need not use all votes (or cast all the votes) to which it is entitled in the same way.

6.6                               Entitlement to attend

The Issuer, the Registrar, the MTN Holders and their respective financial and legal advisers may attend and speak at any meeting.

6.7                               Objections to right to vote

A challenge to a right to vote at a meeting of MTN Holders:

(a)                                  may only be made at the meeting; and

(b)                                 must be determined by the chairman, whose decision is final.

7                                       Proxies

7.1                               Appointment of proxy

A MTN Holder entitled to attend and vote at a meeting may appoint a Proxy to attend and act on that MTN Holder’s behalf in connection with any meeting by a Form of Proxy signed by the MTN Holder. If the MTN Holder is a corporation, the Form of Proxy must be executed in accordance with the Corporations Act.

7.2                               Validity of Forms of Proxy

Forms of Proxy are valid for so long as the MTNs to which they relate are registered in the name of the appointor but not otherwise.

7.3                               Who may be a Proxy?

A Proxy:

(a)                                  need not be a MTN Holder; and

(b)                                 may be an attorney, officer, employee, contractor, agent, representative of, or otherwise connected with, the Issuer.

7.4                               Form of Proxy must be lodged with Issuer

A Form of Proxy will not be treated as valid unless it is (together with any power of attorney or other authority under which it is signed, or a copy of that power or authority certified in the manner as the Issuer may require) received by the Issuer (or a person appointed to act on behalf of the Issuer as specified in the notice of meeting) at the office specified in the notice of meeting no later than 48 hours before the meeting at which the Form of Proxy is to be used.

7.5                               Revocation and amendment

Any vote given in accordance with the terms of a Form of Proxy is valid even if, before the Proxy votes, the relevant MTN Holder:

(a)                                  revokes or amends the Form of Proxy or any instructions in relation to it; or

(b)                                 transfers the MTNs in respect of which the proxy was given,

unless notice of that revocation, amendment or transfer is received from the MTN Holder who signed that Form of Proxy by the Issuer (or a person appointed to act on behalf of the Issuer specified in the notice of meeting) at the office specified in the notice of meeting no later than 24 hours before the meeting at which the Form of Proxy is used.

8                                         Single MTN Holder

If there is only one MTN Holder, the MTN Holder may pass a resolution by recording it and signing the record.

9                                         Circulating Resolutions

The MTN Holders may without a meeting being held:

(a)                                  pass an Ordinary Resolution, if within one month after the Notification Date, MTN Holders representing more than 50% of the principal amount of outstanding MTNs as at the Notification Date sign a document stating that they are in favour of the resolution set out in the document; or

(b)                                 pass an Extraordinary Resolution, if within one month after the Notification Date, MTN Holders representing at least 75% of the principal amount of outstanding MTNs as at the Notification Date sign a document containing a statement that they are in favour of the resolution set out in the document.

Separate copies of a document may be used for signing by MTN Holders if the wording of the resolution and statement is identical in each copy.

The resolution is passed when the last MTN Holder signs it.

The accidental omission to give a copy of a Circulating Resolution to, or the non-receipt of a copy by, any MTN Holder does not invalidate the Circulating Resolution.

10                                Matters requiring an Extraordinary Resolution

The following matters require an Extraordinary Resolution of MTN Holders:

(a)                                  a variation of a provision of the Note Deed Poll, the Conditions or a right created under any of them, except for:

(i)                                     a variation which may be made without the consent of MTN Holders under Condition 18.2 (“Variation without consent”); and

(ii)                                  a variation which requires a Special Quorum under paragraph 11 (“Extraordinary Resolutions requiring a Special Quorum”);

(b)                                 a waiver of any breach or other non-performance of obligations by the Issuer in connection with the Note Deed Poll, the Conditions or an authorisation of any proposed breach or non-performance;

(c)                                  the to authorisation of any person to do anything necessary to give effect to an Extraordinary Resolution;

(d)                                 the exercise of any right, power or discretion under the Note Deed Poll or the Conditions that expressly requires an Extraordinary Resolution; and

(e)                                  the appointment of any committee (which need not consist of MTN Holders) to represent the interests of the MTN Holders and the conferring on the committee of any rights, powers or discretions which the MTN Holders may exercise by an Extraordinary Resolution.

11                                  Extraordinary Resolutions requiring a Special Quorum

Any resolution to be passed in a meeting regarding the following matters requires a Special Quorum to be present at the meeting:

(a)                                  any proposal for any compromise of the rights of the MTN Holders against the Issuer, whether those rights arise under the Note Deed Poll, the Conditions or otherwise;

(b)                                 the exchange or substitution of the MTNs for, or the conversion of the MTNs into, shares, bonds or other obligations or securities of the Issuer or any other body corporate which is not expressly permitted under the Conditions;

(c)                                  a change to the dates of maturity or redemption of any MTNs or any date on which a payment of principal or interest is due on any MTNs;

(d)                                 a reduction or cancellation of an amount payable, or a change to the method of calculating an amount payable or a date of payment in respect of the MTNs (other than where the reduction, cancellation or change is expressly provided for in the Conditions or where the modification increases the amount payable);

(e)                                  a change to the due currency of any payment or denomination in respect of the MTNs;

(f)                                    a change to the majority required to pass an Extraordinary Resolution; and

(g)                                 a change to the quorum (whether a Special Quorum or otherwise) required to pass an Extraordinary Resolution.

12                                  Matters requiring an Ordinary Resolution

The MTN Holders have the power exercisable by Ordinary Resolution to do anything for which an Extraordinary Resolution is not required.

13                                  Effect and notice of resolution

13.1                        Resolutions are binding

A resolution passed at a meeting duly convened and held (or by a Circulating Resolution duly sent and signed) in accordance with these provisions is binding on all MTN Holders, whether or not they were present, or voted, at the meeting (or signed the Circulating Resolution).

13.2                        Notice of resolutions

The Issuer must give notice to the MTN Holders and the Registrar of the result of the voting on a resolution within 14 days of the result being known. However, a failure to do so does not invalidate the resolution.

14                                  Minutes

14.1                        Minute books

The Issuer must keep minute books in which it records:

(a)                                  proceedings and resolutions of meetings; and

(b)                                 Circulating Resolutions.

14.2                        Minutes and Circulating Resolutions must be signed

The Issuer must ensure that:

(a)                                  minutes of a meeting are signed by the chairman of the meeting or by the chairman of the next meeting; and

(b)                                 Circulating Resolutions are signed by a director or secretary of the Issuer.

14.3                        Minutes and Circulating Resolutions conclusive

A minute or Circulating Resolution that is recorded and signed in accordance with these provisions, unless the contrary is proved, conclusive evidence:

(a)                                  of the matters contained in it;

(b)                                 that the meeting has been duly convened and held (or copies of the proposed Circulating Resolution have been duly sent and signed); and

(c)                                  that all resolutions have been duly passed.

15                                Further procedures

The Issuer may prescribe further regulations for the holding of, attendance and voting at meetings as are necessary or desirable and do not adversely affect the interests of the MTN Holders.

16                                MTNs of more than one Series

16.1                        Application

This paragraph 16 (“MTNs of more than one Series”) applies whenever there are outstanding MTNs which do not form a single Series.

16.2                        Resolutions affecting one Series

A resolution which affects one Series of MTNs only is taken to have been duly passed if passed at a meeting, or by a Circulating Resolution, of the MTN Holders of that Series.

16.3                        Resolutions affecting more than one Series

A resolution which affects more than one Series of MTNs but does not give rise to a conflict of interest between the MTN Holders of any of the Series so affected is taken to have been duly passed if passed at a single meeting, or by a Circulating Resolution, of the MTN Holders of all Series so affected.

A resolution which affects more than one Series of MTNs and gives or may give rise to a conflict of interest between the MTN Holders of any of the Series so affected is taken to have been duly passed if passed at separate meetings, or by separate Circulating Resolutions, of the MTN Holders of each Series so affected.

16.4                        Legal opinions

The Issuer may rely on, and the MTN Holders are bound by, a legal opinion from a leading law firm in Australia to the effect that a resolution:

(a)                                  affects one Series of MTNs only; or

(b)                                 if it affects more than one Series of MTNs, does not give rise to a conflict of interest, for the purposes of determining the meeting or meetings which need to be held for the purposes of this paragraph 16 (“MTNs of more than one Series”).

16.5                        References to certain terms

Unless the contrary intention appears, a reference in these provisions to:

(a)                                  a meeting is to a meeting of MTN Holders of a single Series of MTNs and references to “MTNs” and to “MTN Holders” are to the MTNs of the Series in respect of which a meeting has been, or is to be, called and to the MTN Holders of those MTNs, respectively;

(b)                                 a Circulating Resolution of MTN Holders is to a Circulating Resolution of MTN Holders of a single Series of MTNs and references to “MTNs” and to “MTN Holders” are to the MTNs of the Series in respect of which a Circulating Resolution has been, or is to be, passed and to the MTN Holders of those MTNs respectively;

(c)                                  the Registrar is to the Registrars of each of the relevant Series of MTNs acting jointly.

17                                  Interpretation

17.1                        Incorporation of other defined terms

Terms which are defined in the Conditions have the same meaning when used in these provisions unless the same term is also defined in these provisions, in which case the definition in these provisions prevails. Subject to this, the remaining “Interpretation” provisions of the Conditions apply to these provisions.

17.2                        Definitions

These meanings apply unless the contrary intention appears.

Circulating Resolution means a written resolution of MTN Holders made in accordance with paragraph 9 (“Circulating Resolutions”).

Conditions means the terms and conditions applicable to the MTNs set out in schedule 2 (“MTN Conditions”) of the Note Deed Poll, as supplemented, amended or replaced by the Pricing Supplement applicable to those MTNs.

Extraordinary Resolution means a resolution:

(a)                                  passed at a meeting by at least 75% of the votes cast at which the requisite quorum is present as set out in paragraph 4.1 (“Number for a quorum”); or

(b)                                 made in writing by MTN Holders in accordance with paragraph 9(b) (“Circulating Resolutions”).

Form of Proxy means a notice in writing in the form available from the Registrar.

Ordinary Resolution means a resolution:

(a)                                  passed at a meeting by at least 50% of the votes cast at which the requisite quorum is present as set out in paragraph 4.1 (“Number for a quorum”); or

(b)                                 made in writing by MTN Holders in accordance with paragraph 9(a) (“Circulating Resolutions”).

Proxy means a person so appointed under a Form of Proxy.

Notification Date means the date stated in the copies of a Circulating Resolution sent to MTN Holders, which must be no later than the date on which that resolution is first notified to MTN Holders.

Special Quorum has the meaning set out in paragraph 4.1 (“Number for a quorum”).

17.3                        MTN Holders at a specified time

The time and date for determining the identity of a MTN Holder who may be counted for the purposes of determining a quorum or attend and vote at a meeting, or sign a Circulating Resolution, is at the close of business in the place where the Register is kept on the date which is seven days before the date of the meeting or, for a Circulating Resolution, the Notification Date.

17.4                        MTNs held by Issuer and its Subsidiaries

In determining whether the provisions relating to quorum, meeting and voting procedures are complied with, any MTNs held in the name of the Issuer or any of its Subsidiaries must be disregarded.

Note Deed Poll

Signing page

DATED: 2nd June 2006

EXECUTED as a DEED POLL by:

The Issuer

AB SVENSK EXPORTKREDIT (publ)

(Swedish Export Credit Corporation)

By:	/s/ Richard Anund	By:	/s/ Per Åkerlind
Name:	Richard Anund	Name:	Per Åkerlind
Title:	Executive Director and	Title:	Executive Director
	Head of funding		CFO and Head of Capital Markets